                                                                     EXHIBIT 10J



===============================================================================



                               U.S. $150,000,000


                         MULTICURRENCY CREDIT AGREEMENT


                                  DATED AS OF


                                 APRIL 29, 1996


                                     AMONG


                           APOGEE ENTERPRISES, INC.,


                            THE BANKS PARTY HERETO,


                              ABN AMRO BANK N.V.,
                            as Administrative Agent


                                      AND


                        FIRST BANK NATIONAL ASSOCIATION,
                                  as Co-Agent



===============================================================================

                               TABLE OF CONTENTS

             (This Table of Contents is not part of the Agreement)

                                                                            PAGE
SECTION 1.        DEFINITIONS; INTERPRETATION...............................   1

   Section 1.1.     Definitions.............................................   1
   Section 1.2.     Interpretation..........................................  10

SECTION 2.        THE REVOLVING CREDIT......................................  10

   Section 2.1.     The Loan Commitment.....................................  10
   Section 2.2.     Letters of Credit.......................................  11
   Section 2.3.     The Bid Loans...........................................  13
   Section 2.4.     Requests for Bid Loans..................................  14
          (a)       Requests and Confirmations..............................  14
          (b)       Invitation to Bid.......................................  14
          (c)       Bids....................................................  14
   Section 2.5.     Notice of Bids..........................................  15
   Section 2.6.     Acceptance or Rejection of Bids.........................  15
   Section 2.7.     Notice of Acceptance or Rejection of Bids...............  16
          (a)       Notice to Banks Making Successful Bids..................  16
          (b)       Notice to all Banks.....................................  16
          (c)       Disbursement of Bid Loans...............................  16
   Section 2.8.     Telephonic Notice.......................................  17
   Section 2.9.     Applicable Interest Rates...............................  17
   Section 2.10.    Minimum Borrowing Amounts...............................  19
   Section 2.11.    Manner of Borrowing Committed Loans and Designating
                    Interest Rates Applicable to Committed Loans............  20
   Section 2.12.    Interest Periods........................................  22
   Section 2.13.    Maturity of Loans.......................................  23
   Section 2.14.    Prepayments.............................................  23
   Section 2.15.    Default Rate............................................  24
   Section 2.16.    The Notes...............................................  24
   Section 2.17.    Funding Indemnity.......................................  25
   Section 2.18.    Commitment Terminations.................................  25

SECTION 3.        FEES AND EXTENSIONS.......................................  26

   Section 3.1.     Fees....................................................  26

SECTION 4.        PLACE AND APPLICATION OF PAYMENTS.........................  27

   Section 4.1.     Place and Application of Payments.......................  27

SECTION 5.        REPRESENTATIONS AND WARRANTIES............................  28

[CAPTION]

   Section 5.1.     Corporate Organization and Authority...................   28
   Section 5.2.     Subsidiaries...........................................   28
   Section 5.3.     Corporate Authority and Validity of Obligations........   28
   Section 5.4.     Financial Statements...................................   28
   Section 5.5.     No Litigation; No Labor Controversies..................   29
   Section 5.6.     Taxes..................................................   29
   Section 5.7.     Approvals..............................................   29
   Section 5.8.     ERISA..................................................   29
   Section 5.9.     Government Regulation..................................   30
   Section 5.10.    Margin Stock; Use of Proceeds..........................   30
   Section 5.11.    Licenses and Authorizations;
                    Compliance with Laws...................................   30
   Section 5.12.    Ownership of Property; Liens...........................   31
   Section 5.13.    No Burdensome Restrictions;
                    Compliance with Agreements.............................   31
   Section 5.14.    Full Disclosure........................................   31

SECTION 6.        CONDITIONS PRECEDENT.....................................   31

   Section 6.1.     Initial Credit Event...................................   31
   Section 6.2.     All Credit Events......................................   32
   Section 6.3.     Determinations Under Section 6.1.......................   33

SECTION 7.        COVENANTS................................................   33

   Section 7.1.     Corporate Existence; Subsidiaries......................   33
   Section 7.2.     Maintenance............................................   33
   Section 7.3.     Taxes..................................................   33
   Section 7.4.     ERISA..................................................   34
   Section 7.5.     Insurance..............................................   34
   Section 7.6.     Financial Reports and Other Information................   34
   Section 7.7.     Bank Inspection Rights.................................   36
   Section 7.8.     Conduct of Business....................................   36
   Section 7.9.     Liens..................................................   36
   Section 7.10.    Use of Proceeds; Regulation U..........................   38
   Section 7.11.    Mergers, Consolidations and Sales......................   38
   Section 7.12.    Use of Property and Facilities;
                    Environmental and Health and Safety Laws...............   38
   Section 7.13.    Investments, Acquisitions, Loans, Advances and
                    Guaranties.............................................   38
   Section 7.14.    Restrictions on Indebtedness...........................   40
   Section 7.15.    Consolidated Net Worth.................................   41
   Section 7.16.    Leverage Ratio.........................................   41
   Section 7.17.    Interest Coverage Ratio................................   41
   Section 7.18.    Dividends and Other Shareholder Distributions..........   41
   Section 7.19.    Transactions with Affiliates...........................   42
   Section 7.20.    Compliance with Laws...................................   42

SECTION 8.        EVENTS OF DEFAULT AND REMEDIES...........................   42

   Section 8.1.     Events of Default......................................   42

   Section 8.2.     Non-Bankruptcy Defaults.................................  44
   Section 8.3.     Bankruptcy Defaults.....................................  44
   Section 8.4.     Collateral for Undrawn Letters of Credit................  45
   Section 8.5.     Expenses................................................  45

SECTION 9.        CHANGE IN CIRCUMSTANCES...................................  45

   Section 9.1.     Change of Law...........................................  45
   Section 9.2.     Unavailability of Deposits or Inability to Ascertain,
                    or Inadequacy of, LIBOR.................................  46
   Section 9.3.     Increased Cost and Reduced Return.......................  46
   Section 9.4.     Lending Offices.........................................  48
   Section 9.5.     Discretion of Bank as to Manner of Funding.............   48
   Section 9.6.     Substitution of Bank...................................   48

SECTION 10.       THE AGENTS...............................................   49

   Section 10.1.     Appointment and Authorization of
                     Administrative Agent...................................  49
   Section 10.2.     Administrative Agent and its Affiliates................  49
   Section 10.3.     Action by Administrative Agent.........................  49
   Section 10.4.     Consultation with Experts..............................  50
   Section 10.5.     Liability of Administrative Agent; Credit Decision.....  50
   Section 10.6.     Indemnity..............................................  50
   Section 10.7.     Resignation of Administrative Agent
                     and Successor Administrative Agent....................   51

SECTION 11.       MISCELLANEOUS.............................................  51

   Section 11.1.     Withholding Taxes......................................  51
   Section 11.2.     No Waiver of Rights....................................  52
   Section 11.3.     Non-Business Day.......................................  53
   Section 11.4.     Documentary Taxes......................................  53
   Section 11.5.     Survival of Representations............................  53
   Section 11.6.     Survival of Indemnities................................  53
   Section 11.7.     Set-Off................................................  53
   Section 11.8.     Notices................................................  54
   Section 11.9.     Counterparts...........................................  55
   Section 11.10.    Successors and Assigns.................................  55
   Section 11.11.    Participants and Note Assignees........................  55
   Section 11.12.    Assignment of Commitments by Banks.....................  55
   Section 11.13.    Amendments.............................................  56
   Section 11.14.    Headings...............................................  56
   Section 11.15.    Legal Fees, Other Costs and Indemnification............  56
   Section 11.16.    Currency...............................................  57
   Section 11.17.    Entire Agreement.......................................  57
   Section 11.18.    Construction...........................................  57
   Section 11.19.    Governing Law..........................................  57
   Section 11.20.    Submission to Jurisdiction; Waiver of Jury Trial.......  58

Signature...................................................................  59

EXHIBITS
        EXHIBIT A -   Form of Committed Note
        EXHIBIT B -   Form of Bid Note
        EXHIBIT C -   Bid Loan Request Confirmation
        EXHIBIT D -   Invitation to Bid
        EXHIBIT E -   Confirmation of Bid
        EXHIBIT F -   Notice of Acceptance of Bid
        EXHIBIT G -   Form of Legal Opinion
        EXHIBIT H -   Compliance Certificate
        EXHIBIT I -   Form of Letter of Credit Application

SCHEDULES
        SCHEDULE 1    Pricing Grid
        SCHEDULE 5.2  Schedule of Existing Subsidiaries
        SCHEDULE 5.5  Litigation and Labor Controversies
        SCHEDULE 7.9  Existing Liens

                               CREDIT AGREEMENT

     CREDIT AGREEMENT, dated as of April 29, 1996 among Apogee Enterprises, Inc., a Minnesota corporation (the "Borrower"), the banks from time to time party hereto (each a "Bank," and collectively the "Banks"), ABN AMRO Bank N.V. in its capacity as agent for the Banks hereunder (in such capacity, the "Administrative Agent") and First Bank National Association, in its capacity as co-agent for the Banks hereunder (in such capacity, the "Co-Agent").

                               WITNESSETH THAT:

     WHEREAS, the Borrower desires to obtain the several commitments of the Banks to make available a revolving credit for loans and letters of credit (the "Revolving Credit"), as described herein; and

     WHEREAS, the Banks are willing to extend such commitments subject to all of the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth.

     NOW, THEREFORE, in consideration of the recitals set forth above and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.     DEFINITIONS; INTERPRETATION.

     Section 1.1. Definitions. The following terms when used herein have the following meanings:

     "Account" is defined in Section 8.4(b) hereof.

     "Adjusted LIBOR" is defined in Section 2.9(b) hereof.

     "Administrative Agent" is defined in the first paragraph of this Agreement and includes any successor Administrative Agent pursuant to Section 10.7 hereof.

     "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with their correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event for purposes of this definition: (i) any Person which owns directly or indirectly 15% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 15% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and (ii) each director and executive officer of the Borrower or any Subsidiary shall be deemed an Affiliate of the Borrower and each Subsidiary.

     "Agreement" means this Credit Agreement, including all Exhibits and Schedules hereto, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

     "Alternative Currency" means French Francs, Pounds Sterling, Deutsche Marks and Yen.

     "Applicable Margin" means, at any time (i) with respect to Base Rate Loans, the Base Rate Margin and (ii) with respect to Eurocurrency Loans, the Eurocurrency Margin.

     "Applicable Telerate Page" is defined in Section 2.9(b) hereof.

     "Application" is defined in Section 2.2(b) hereof.

     "Authorized Representative" means those persons shown on the list of officers provided by the Borrower pursuant to Section 6.1(e) hereof, or on any updated such list provided by the Borrower to the Agent, or any further or different officer of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Agent.

     "Bank" is defined in the first paragraph of this Agreement.

     "Base Rate" is defined in Section 2.9(a) hereof.

     "Base Rate Loan" means a Committed Loan bearing interest prior to maturity at a rate specified in Section 2.9(a) hereof.

     "Base Rate Margin" means the percentage set forth in Schedule 1 hereto as the "Base Rate Margin" beside the then applicable Leverage Ratio.

     "Bid" is defined in Section 2.4(c) hereof.

     "Bid Loan" is defined in Section 2.3 hereof.

     "Bid Loan Request" is defined in Section 2.4(a) hereof.

     "Bid Loan Request Confirmation" is defined in Section 2.4(a) hereof.

     "Bid Note" is defined in Section 2.16(b) hereof.

     "Borrower" is defined in the first paragraph of this Agreement.

for an additional Interest Period, or converted from a different type into such type by the Banks on a single date and for a single Interest Period. Borrowings of Committed Loans are made and maintained ratably from each of the Banks according to their Percentages. Borrowings of a Bid Loan or Bid Loans are made by any Bank or Banks in accordance with the procedures set forth in Section 2.3 through 2.8 hereof. A Borrowing is "advanced" on the day Banks advance funds comprising such Borrowing to the Borrower, is "continued" on the date a new Interest Period for the same type of Committed Loans commences for such Borrowing, and is "converted" when such Borrowing is changed from one type of Committed Loan to the other, all as requested by the Borrower pursuant to
Section 2.11(a).

     "Business Day" means any day other than a Saturday or Sunday on which Banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan or Eurodollar Bid Loan, on which banks are dealing in U.S. Dollar deposits or the relevant Alternative Currency in the interbank market in London, England and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan or Eurodollar Bid Loan denominated in an Alternative Currency, on which banks and foreign exchange markets are open for business in the city where disbursements of or payments on such Loan are to be made.

     "Capital Lease" means at any date any lease of Property which, in accordance with GAAP, would be required to be capitalized on the balance sheet of the lessee.

     "Capitalized Lease Obligations" means, for any Person, the amount of such Person's liabilities under Capital Leases determined at any date in accordance with GAAP.

     "Change of Control Event" means (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly of securities of the Borrower (or other securities convertible into such securities) representing 20% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors or (ii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of control over securities of the Borrower (or other securities convertible into such securities) representing 20% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commitments" means the Revolving Credit Commitments and the L/C
Commitment.

     "Committed Note" is defined in Section 2.16(a) hereof.

     "Compliance Certificate" means a certificate in the form of Exhibit H hereto.

     "Consolidated Net Income" means, for any period, the net income (or net loss) of the Borrower and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP.

     "Consolidated Net Worth" means, as of the date of any determination thereof, the amount reflected as stockholders' equity upon a consolidated balance sheet of the Borrower and its Subsidiaries.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

     "Controlled Group" means all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control that, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Credit Documents" means this Agreement, the Notes, the Applications and the Letters of Credit.

     "Credit Event" means the advancing of any Loan, the continuation of or conversion into a Eurocurrency Loan, or the issuance of, extension of the expiration date or increase in the amount of, any Letter of Credit.

     "Debt" means, for any Person, Indebtedness of such Person of the types described in clauses (i), (ii), (iii), (v) and (vi) of the definition of such term but excluding any Indebtedness of such Person consisting of (a) any surety bond, or any letter of credit or Guaranty serving the same function as a surety bond, provided, that such surety bond, letter of credit or Guaranty has been provided to such Person in the ordinary course of such Person's business and provided, further, that if there has been a demand or drawing made under any such surety bond, letter of credit or Guaranty, then such surety bond, letter of credit or Guaranty shall be included as Indebtedness of such Person in an amount equal to the unreimbursed amount of such demand or the unreimbursed amount of such drawing and (b) any trade payable incurred in the ordinary course of such Person's business so long as no note or similar instrument has been executed by such Person in connection with such trade payable.

     "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

     "Deutsche Mark" means the lawful currency of the Federal Republic of Germany.

     "EBIT" means, for any period, Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income amount for such period for Interest Expense and for federal, state and local income tax expense.

     "Effective Date" means the date on which the Administrative Agent has received signed counterpart signature pages of this Agreement from each of the signatories (or, in the case of a Bank, confirmation that such Bank has executed such a counterpart and dispatched it for delivery to the Administrative Agent) and the documents required by Section 6.1 hereof.

     "Environmental and Health Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, judgments, permits and other governmental rules or restrictions relating to human health, safety (including without limitation occupational safety and health standards), or the environment or to emissions, discharges or releases of Hazardous Materials into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or the clean-up or other remediation thereof.

     "ERISA" is defined in Section 5.8 hereof.

     "Eurocurrency Loan" means a Committed Loan bearing interest prior to maturity at the rate specified in Section 2.9(b) hereof.

     "Eurocurrency Margin" means the percentage set forth in Schedule 1 hereto as the "Eurocurrency Margin" beside the then applicable Leverage Ratio.

     "Eurocurrency Reserve Percentage" is defined in Section 2.9(b) hereof.

     "Eurodollar Bid Loan" is defined in Section 2.3 hereof.

     "Event of Default" means any of the events or circumstances specified in
Section 8.1 hereof.

     "Facility Fee Rate" means the percentage set forth in Schedule 1 hereto as the "Facility Fee Rate" beside the then applicable Leverage Ratio.

     "Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Base Rate set forth in
Section 2.9(a) hereof.

     "Fee Letter" means that certain letter between the Administrative Agent, the Issuing Agent and the Borrower dated on or about the date hereof pertaining to fees to be paid by the Borrower to the Administrative Agent and the Issuing Agent for their sole account and benefit.

     "Financial Letter of Credit" means a Letter of Credit that is not, as reasonably determined by the Administrative Agent, a Performance Letter of Credit.

     "Financial Letter of Credit Fee Rate" means the percentage set forth in
Schedule 1 hereto as the "Financial Letter of Credit Fee Rate" beside the then applicable Leverage Ratio.

     "Fixed Rate Loan" means Bid Loans and Eurocurrency Loans.

     "French Franc" means the lawful currency of the Republic of France.

     "GAAP" means generally accepted accounting principles as in effect in the United States from time to time, applied by the Borrower and its Subsidiaries on a basis consistent with the preparation of the Borrower's financial statements furnished to the Banks as described in Section 5.4 hereof.

     "Guaranty" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation (including, without limitation, limited or full recourse obligations in connection with sales of receivables or any other Property) of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any Property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty.

     "Hazardous Material" means any substance or material which is "hazardous" or "toxic," pursuant to any Environmental and Health Laws, and includes, without limitation, (a) asbestos, polychlorinated biphenyls, dioxins and petroleum or its by-products or derivatives (including crude oil or any fraction thereof) and
(b) any other material or substance classified or regulated as "hazardous" or "toxic" pursuant to any Environmental and Health Law.

     "Indebtedness" means and includes, for any Person, all obligations of such Person, without duplication, which are required by GAAP to be shown as liabilities on its balance sheet, and in any event shall include all of the following whether or not so shown as liabilities (i) obligations of such Person for borrowed money, (ii) obligations of such Person representing the deferred purchase price of property or services, (iii) obligations of such Person evidenced by bonds, debentures, notes, acceptances, or other instruments of such Person or arising out of letters of credit issued for such Person's account,
(iv) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (v) Capitalized Lease Obligations of such Person and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

     "Interest Coverage Ratio" means, for any period of four consecutive fiscal quarters of the Borrower ending with the most recently completed such fiscal quarter, the ratio of EBIT to Interest Expense for such period.

     "Interest Expense" means, for any period, the sum of all interest charges of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

     "Interest Period" is defined in Section 2.12 hereof.

     "Investments" is defined in Section 7.13.

     "Issuing Agent" means ABN AMRO Bank N.V.

     "L/C Commitment" means $50,000,000.

     "L/C Documents" means the Letters of Credit, any draft or other document presented in connection with a drawing thereunder, the Applications and this Agreement.

     "L/C Fee Rate" means, at any time (i) with respect to Performance Letters of Credit, the Performance Letter of Credit Fee Rate and (ii) with respect to Financial Letters of Credit, the Financial Letter of Credit Fee Rate.

     "L/C Obligations" means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

     "Lending Office" is defined in Section 9.4 hereof.

     "Letter of Credit" is defined in Section 2.2(a) hereof.

     "Leverage Ratio" means the ratio of (a) all Debt of the Borrower and its Subsidiaries determined on a consolidated basis to (b) the sum of all Debt of the Borrower and its Subsidiaries determined on a consolidated basis plus Consolidated Net Worth.

     "LIBOR" is defined in Section 2.9(b) hereof.

     "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes. For the purposes of this definition, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention of title shall constitute a "Lien."

     "Loan" means and includes Committed Loans and Bid Loans, and each of them singly, and the term "type" of Loan refers to its status as a Base Rate Loan, Eurocurrency Loan, Eurodollar Bid Loan or Stated Rate Bid Loan.

     "Multiemployer Plan" means a multiemployer plan, as such term is defined in
Section 4001(a)(3) of ERISA, which is maintained (on the date hereof, within the five years preceding the date hereof, or at any time after the date hereof) for employees of the Borrower or any member of the Controlled Group.

     "Note" means and includes the Committed Notes and the Bid Notes and each individually, unless the context in which such term is used shall otherwise require.

     "Obligations" means all fees payable hereunder, all obligations of the Borrower to pay principal or interest on Loans and L/C Obligations, and all other payment obligations of the Borrower arising under or in relation to any Credit Document.

     "Offer" is defined in Section 2.4(c) hereof.

     "Original Dollar Amount" means (i) the amount of any Obligation, if such Obligation is denominated in U.S. Dollars and, (ii) in relation to any Obligation denominated in an Alternative Currency, the U.S. Dollar Equivalent of such Obligation on the day such amount is being computed.

     "Participating Interest" is defined in Section 2.2(d) hereof.

     "Percentage" means, for each Bank, the percentage of the Revolving Credit Commitments represented by such Bank's Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage of the Revolving Credit Commitments that was represented by such Bank's Revolving Credit Commitment immediately prior to such termination.

     "Performance Letter of Credit" means a Letter of Credit that, as reasonably determined by the Administrative Agent, assures that the Borrower or a Subsidiary will fulfill a contractual nonfinancial obligation, that is, an obligation that does not primarily consist of the payment of money.

     "Performance Letter of Credit Fee Rate" means the percentage set forth in
Schedule 1 hereto as the "Performance Letter of Credit Fee Rate" beside the then applicable Leverage Ratio.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

     "Plan" means at any time an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by a member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, other than a Multiemployer Plan.

     "PBGC" is defined in Section 5.8 hereof.

     "Pounds Sterling" means the lawful currency of the United Kingdom.

      Pricing Date" is defined in Schedule 1 hereto.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

     "Reimbursement Obligation" is defined in Section 2.2(c) hereof.

     "Required Banks" means, as of the date of determination thereof, (i) prior to the termination of the Commitments, Banks holding at least 60% of the Percentages and (ii) following the termination of the Commitments, Banks holding at least 60% of the Obligations.

     "Revolving Credit Commitment" is defined in Section 2.1 hereof.

     "SEC" means the Securities and Exchange Commission.

     "Security" has the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

     "Stated Rate Bid Loans" is defined in Section 2.3 hereof.

     "Subsidiary" means, as to the Borrower, any corporation or other entity of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the Board of Directors of a corporation or similar governing body in the case of a non-corporation (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Borrower or by one or more of its Subsidiaries.

     "Telerate Service" means the Dow Jones Telerate Service."

     "Termination Date" means April 29, 2001.

     "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

     "U.S. Dollars" and "$" each means the lawful currency of the United States of America.

     "U.S. Dollar Equivalent" means the amount of U.S. Dollars which would be realized by converting an Alternative Currency into U.S. Dollars in the spot market at the exchange rate quoted by ABN AMRO Bank N.V., at approximately 11:00 a.m. (London time) two Business Days prior to the date on which a computation thereof is required to be made, to major banks in the interbank foreign exchange market for the purchase of U.S. Dollars for such Alternative Currency.

     "Viratec/Marcon Acquisition" means the acquisition by the Borrower of 50% ownership interests in Viratec Thin Films, Inc. and Marcon Coatings, Inc. from Marvin Windows, Inc. pursuant to an order of the Rice County, Minnesota State District Court.

     "Voting Stock" of any Person means capital stock of any class or classes or other equity interests (however designated) having ordinary voting power for the election of directors or similar governing body of such Person.

     "Welfare Plan" means a "welfare plan", as defined in Section 3(1) of ERISA.

     "Wholly-Owned" when used in connection with any Subsidiary of the Borrower means a Subsidiary of which all of the issued and outstanding shares of stock or other equity interests (other than directors' qualifying shares as required by law) shall be owned by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

     "WSA, Inc." means W.S.A., Inc., a Minnesota corporation.

     "Yen" means the lawful currency of Japan.

     Section 1.2. Interpretation. The foregoing definitions shall be equally applicable to both the singular and plural forms of the terms defined. All references to times of day in this Agreement shall be references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the specific provisions of this Agreement.

     Section 2. The Revolving Credit.

     Section 2.1. The Loan Commitment. Subject to the terms and conditions hereof, each Bank, by its acceptance hereof, severally agrees to make a loan or loans (individually a "Committed Loan" and collectively the "Committed Loans") to the Borrower from time to time on a revolving basis in U.S. Dollars and Alternative Currencies in an aggregate outstanding Original Dollar Amount up to the amount of its revolving credit commitment set forth on the applicable signature page hereof (such amount, as reduced pursuant to Section 2.18 or changed as a result of one or more assignments under Section 11.12, its

"Revolving Credit Commitment" and, cumulatively for all the Banks, the "Revolving Credit Commitments") before the Termination Date, provided that the sum of the aggregate Original Dollar Amount of Loans (whether Committed Loans or Bid Loans) and of L/C Obligations at any time outstanding shall not exceed the Revolving Credit Commitments in effect at such time. Each Borrowing of Committed Loans shall be made ratably from the Banks in proportion to their respective Percentages. As provided in Section 2.11(a) hereof, the Borrower may elect that each Borrowing of Committed Loans denominated in U.S. Dollars be either Base Rate Loans or Eurocurrency Loans. All Committed Loans denominated in an Alternative Currency shall be Eurocurrency Loans. Committed Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to all the terms and conditions hereof.

     Section 2.2. Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit, the Issuing Agent shall issue letters of credit denominated in U.S. Dollars (each a "Letter of Credit") for the Borrower's account in an aggregate undrawn face amount up to the amount of the L/C Commitment, provided that the aggregate L/C Obligations at any time outstanding shall not exceed the difference between the Revolving Credit Commitments in effect at such time and the aggregate Original Dollar Amount of Loans (whether Committed Loans or Bid Loans) then outstanding. Each Letter of Credit shall be either a Performance Letter of Credit or a Financial Letter of Credit. Each Letter of Credit shall be issued by the Issuing Agent, but each Bank shall be obligated to purchase an undivided percentage participation interest of such Letter of Credit from the Issuing Agent pursuant to Section 2.2(d) hereof in an amount equal to its Percentage of the amount of each drawing thereunder and, accordingly, the undrawn face amount of each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Bank pro rata in accordance with each Bank's Percentage.

     (b) Applications. At any time before the Termination Date, the Issuing Agent shall, at the request of the Borrower given at least four (4) Business Days prior to the requested date of issuance, issue one or more Letters of Credit, in a form satisfactory to the Issuing Agent, with expiration dates no later than the earlier of (i) one year from the date of issuance of such Letter of Credit and (ii) the Termination Date, in an aggregate face amount as set forth above, upon the receipt of a duly executed application for the relevant Letter of Credit in the form customarily prescribed by the Issuing Agent for the type of Letter of Credit requested (each an "Application"). The current form of Application prescribed by the Issuing Agent is attached hereto as Exhibit I. The Issuing Agent shall use reasonable efforts to provide the Borrower with any change in such prescribed form. Notwithstanding anything contained in any Application to the contrary (i) the Borrower's obligation to pay fees in connection with each Letter of Credit shall be as exclusively set forth in Section Three hereof, (ii) the Administrative Agent will not call for the funding by the Borrower of any amount under a Letter of Credit, or any other form of collateral security for the Borrower's obligations in connection with such Letter of Credit, before being presented with a drawing thereunder, and
(iii) if the Issuing Agent is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrower's obligation to reimburse the Issuing Agent for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay on demand) from and after the date such drawing is paid at a rate per annum equal to the sum of 2% plus the Base Rate Margin plus the Base Rate from time to time in effect. The Issuing Agent will promptly notify the Administrative Agent, who will then promptly notify the Banks, of each issuance by it of a Letter of Credit and any amendment or extension of a Letter of Credit. Without limiting the generality of the foregoing, the Issuing Agent's obligation to issue, amend or extend the expiration date of a Letter of Credit is subject to the conditions set forth herein (including the conditions set forth in Section Six and the other terms of this Section 2.2).

     (c) The Reimbursement Obligations. Subject to Section 2.2(b) hereof, the obligation of the Borrower to reimburse the Issuing Agent for all drawings under a Letter of Credit (a "Reimbursement Obligation") shall be governed, to the extent not inconsistent with this Agreement, by the Application related to such Letter of Credit, except that reimbursement of each drawing shall be made in immediately available funds at the Administrative Agent's principal office in Chicago, Illinois by no later than 12:00 Noon (Chicago time) on the date when such drawing is paid or, if such drawing was paid after 11:30 a.m. (Chicago time), by the end of such day. If the Borrower does not make any such reimbursement payment on the date due (whether through a deemed request for a Base Rate Loan pursuant to Section 2.11(c) or otherwise) and the Banks fund their participations therein in the manner set forth in Section 2.2(d) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 2.2(d) below.

     (d) The Participating Interests. Each Bank, by its acceptance hereof, severally agrees to purchase from the Issuing Agent, and the Issuing Agent hereby agrees to sell to each Bank, an undivided percentage participating interest (a "Participating Interest"), to the extent of its Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the Issuing Agent. Upon any failure by the Borrower to pay any Reimbursement Obligation on the date required, as set forth in Section 2.2(c) above, or if the Issuing Agent is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Bank shall, not later than the Business Day it receives a demand from the Issuing Agent to such effect, if such demand is received before 1:00 p.m. (Chicago time), or not later than the following Business Day, if such demand is received after such time, pay to the Issuing Agent an amount equal to its Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the Issuing Agent to the date of such payment by such Bank at a rate per annum equal to (i) from the date the related payment was made by the Agent to the date two (2) Business Days after payment by such Bank is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Bank to the date such payment is made by such Bank, the Base Rate in effect for each such day. Each such Bank shall thereafter be entitled to receive its Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the Issuing Agent retaining its Percentage as a Bank hereunder.

     The several obligations of the Banks to the Issuing Agent under this
Section 2.2 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Bank may have or have had against the Borrower, the Agents, the Issuing Agent any other Bank or any other

Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Bank, and each payment by a Bank under this Section 2.2 shall be made without any offset, abatement, withholding or reduction whatsoever. The Issuing Agent and the Administrative Agent shall be entitled to offset amounts received for the account of a Bank under the Credit Documents against unpaid amounts due from such Bank to the Issuing Agent or the Administrative Agent hereunder (whether as fundings of participations, indemnities or otherwise).

     (e) Indemnification. The Banks shall, to the extent of their respective Percentages, indemnify the Issuing Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Issuing Agent's gross negligence or willful misconduct) that the Issuing Agent may suffer or incur in connection with any Letter of Credit. The Issuing Agent shall be entitled to all of the rights and protections afforded the Administrative Agent under Section 10 hereof (other than Sections 10.1, 10.3 and 10.7). The obligations of the Banks under this Section 2.2(e) and all other parts of this Section 2.2 shall survive termination of this Agreement and of all other L/C Documents.

     (f) Issuing Agent. Each Bank hereby appoints ABN AMRO Bank N.V. as the Issuing Agent hereunder and hereby authorizes the Issuing Agent to take such action as Issuing Agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Issuing Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The relationship between the Issuing Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any other Credit Document shall be construed to constitute the Issuing Agent as a trustee or fiduciary for any Bank or the Borrower. The term "Bank" as used herein and in all other Credit Documents, unless the context otherwise clearly requires, includes the Issuing Agent in its individual capacity as a Bank.

     Section 2.3. The Bid Loans. At any time before the Termination Date the Borrower may request the Banks to offer to make uncommitted loans in U.S. Dollars (each such loan being hereinafter referred to as a "Bid Loan" and collectively as the "Bid Loans") in the manner set forth in Sections 2.3 through
2.8 hereof and in amounts such that the aggregate principal amount of all Loans (whether Committed Loans or Bid Loans) and L/C Obligations at any time outstanding hereunder shall not exceed the Revolving Credit Commitments then in effect. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in Sections 2.3 through 2.8 hereof. Each Bank may offer to make Bid Loans in any amount (whether greater than, equal to, or less than its Revolving Credit Commitment), subject to the limitation that the Original Dollar Amount of all Loans (whether Committed Loans or Bid Loans) and L/C Obligations outstanding under this Agreement may not at any time exceed the Revolving Credit Commitments then in effect and subject to the other conditions of this Agreement. Bid Loans may either bear interest at a stated rate per annum ("Stated Rate Bid Loans") or at a margin (the "Bid Margin") over or under Adjusted LIBOR ("Eurodollar Bid Loans"); provided that there may be no more than fifteen different Interest Periods for Fixed Rate Loans outstanding at the same time.

     Section 2.4.  Requests for Bid Loans.

     (a) Requests and Confirmations. In order to request a Borrowing of Bid Loans (a "Bid Loan Request") the Borrower shall give telephonic, telex or telecopy notice to the Administrative Agent by no later than 11:00 a.m. (Chicago time) (i) on the date at least four (4) Business Days prior to the date of the requested Bid Borrowing (the "Borrowing Date") in the case of a request for Eurodollar Bid Loans or for both Eurodollar Bid Loans and Stated Rate Bid Loans and (ii) on the date at least one (1) Business Day prior to the Borrowing Date in the case of a request solely for Stated Rate Bid Loans. Each such request shall be followed on the same day by a duly completed confirmation (a "Bid Loan Request Confirmation"), delivered by telecopier or other means of facsimile communication, substantially in the form of Exhibit C hereto or otherwise containing the information required by this Section, to be received by the Administrative Agent no later than 11:30 a.m. (Chicago time). Bid Loan Request Confirmations that do not conform substantially to the format of Exhibit C may be rejected by the Administrative Agent, and the Administrative Agent shall give telephonic notice to the Borrower of such rejection promptly after it determines (which determination shall be conclusive) that the Bid Loan Request Confirmation does not substantially conform to the format of Exhibit C. Bid Loan Requests shall in each case refer to this Agreement and specify (i) the proposed Borrowing Date (which must be a Business Day), (ii) the aggregate principal amount thereof (which shall not be less than $5,000,000 and thereafter in integral multiples of $1,000,000, and (iii) the proposed Interest Period thereof, which in the case of Stated Rate Bid Loans shall be 7 to 180 days after the Borrowing Date and in the case of Eurodollar Bid Loans shall be 1, 2, 3 or 6 months after the proposed Borrowing Date, but with no Interest Period to extend beyond the Termination Date. Interest on Bid Loans shall be payable on the last day of the applicable Interest Period and at maturity (whether by acceleration or otherwise), and if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period. A Bid Loan Request shall not be made within five (5) Business Days after the date of any previous Bid Loan Request.

     (b) Invitation to Bid. Upon receipt by the Administrative Agent of a Bid Loan Request Confirmation that conforms substantially to the format of Exhibit C hereto or is otherwise acceptable to the Administrative Agent, the Administrative Agent shall, by telephone, promptly confirmed by a telecopy or other form of facsimile communication in the form of Exhibit D hereto, invite each Bank to bid, on the terms and conditions of this Agreement, to make Bid Loans pursuant to the Bid Loan Request.

     (c) Bids. Each Bank may, in its sole discretion, offer to make a Bid Loan or Bid Loans (a "Bid") to the Borrower responsive to the Bid Loan Request. Each Bid by a Bank must be received by the Administrative Agent by telephone not later than (i) 10:00 a.m. (Chicago time) on the proposed Borrowing Date in the case of a bid for a Stated Rate Bid Loan and (ii) 10:00 a.m. (Chicago time) three (3) Business Days prior to the proposed Borrowing Date in the case of a bid for a Eurodollar Bid Loan, in each instance promptly confirmed in writing by a duly completed Confirmation of Bid delivered by telecopier or other means of facsimile communication substantially in the form of Exhibit E hereto, to be received by the Administrative Agent on the same day; provided, however, that any Bid made by ABN AMRO Bank N.V. must be made by telephone to the Borrower by no later than fifteen minutes prior to the time that Bids from the other Banks are required to be received. Each Bid and each Confirmation of Bid shall refer to this Agreement and specify (i) the principal amount of each Bid Loan that the Bank is willing to make to the Borrower and the type of Bid Loan (i.e., Stated Rate or Eurodollar), (ii) the interest rate (which shall be computed on the basis of a 360-day year and actual days elapsed and, in the case of a Eurodollar Bid Loan, shall be expressed in terms of the Bid Margin to be added to or subtracted from the Adjusted LIBOR for the Interest Period to be applicable to such Eurodollar Bid Loan) at which the Bank is prepared to make each Bid Loan, and (iii) the Interest Period applicable thereto. The Administrative Agent shall reject any Bid if such Bid (i) does not specify all of the information specified in the immediately preceding sentence, (ii) contains any qualifying, conditional, or similar language, (iii) proposes terms other than or in addition to those set forth in the Bid Loan Request to which it responds, or (iv) is received by the Administrative Agent later than the times provided for above. Any Bid submitted by a Bank pursuant to this Section 2.4 shall be irrevocable and shall be promptly confirmed by a telecopy or other form of facsimile communication in the form of Exhibit E, provided that in all events the telephone Bid received by the Administrative Agent shall be binding on the relevant Bank and shall not be altered, modified, or in any other manner affected by any inconsistent terms contained in, or terms missing from, the Bank's Confirmation of Bid. Each offer contained in a Bid to make a Bid Loan in a certain amount, at a certain interest rate, and for a certain Interest Period is referred to herein as an "Offer".

     Section 2.5. Notice of Bids; Advice of Rate. The Administrative Agent shall give telephonic notice to the Borrower of the number of Bids made, the terms of the Offers contained in such Bids (including the interest rate(s) and Interest Period(s) applicable to each Bid, the maximum principal amount bid at each interest rate for each Interest Period, and the identity of the Bank making such Bid), such notice to be given by 10:30 a.m. (Chicago time) on (i) the Borrowing Date in the case of Bid Loan Requests solely for Stated Rate Bid Loans or (ii) three (3) Business Days prior to the proposed Borrowing Date in the case of Bid Loan Requests for Eurodollar Bid Loans or for both Stated Rate Bid Loans and Eurodollar Bid Loans. The Administrative Agent shall send a written summary of all Bids received by it to the Borrower on the same day. The interest rates quoted for Eurodollar Bid Loans shall be expressed in terms of the Bid Margin to be added to or subtracted from LIBOR to be applicable to such Bid Loan.

     Section 2.6. Acceptance or Rejection of Bids. The Borrower may in its sole and absolute discretion, subject only to the provisions of this Section, irrevocably accept or reject any Offer contained in a Bid. No later than 11:00 a.m. (Chicago time) on the date the Administrative Agent provides the Borrower with the terms of an Offer pursuant to Section 2.5, the Borrower shall give telephonic notice to the Administrative Agent of whether and to what extent it has decided to accept or reject any or all of the Offers contained in the Bids made in response to the related Bid Loan Request, which notice shall be promptly confirmed by telecopier or other form of facsimile communication to be received by the Administrative Agent (i) on the proposed Borrowing Date in the case of Stated Rate Bid Loans and (ii) three (3) Business Days prior to the proposed Borrowing Date in the case of Eurodollar Bid Loans; provided, however, that (A) the Borrower shall accept Offers for any of the maturities specified by the Borrower in the related Bid Loan Request Confirmation solely on the basis of ascending interest rates for each such Interest Period, (B) if the

Borrower declines to borrow, or if it is restricted by any other condition hereof from borrowing, the maximum principal amount of Bid Loans in respect of which Offers at a particular interest rate for a particular Interest Period have been made, then the Borrower shall accept a pro rata portion of each such Offer, based as nearly as possible on the ratio of the maximum aggregate principal amounts of Bid Loans for which each such Offer was made by each Bank (provided that, if the available principal amount of Bid Loans to be so allocated is not sufficient to enable Bid Loans to be so allocated to each relevant Bank in integral multiples of $1,000,000, then the Borrower may round allocations up or down in integral multiples not less than $100,000, (C) the aggregate principal amount of all Offers accepted by the Borrower shall not exceed the maximum amount contained in the related Bid Loan Request Confirmation, and (D) no Offer of a Bid Loan shall be accepted in a principal amount less than $1,000,000 and thereafter in integral multiples of $500,000 (provided that such Offer may be rounded up or down as provided for in (B) above). Any telephone notice given by the Borrower pursuant to this Section shall be irrevocable and shall not be altered, modified, or in any other manner affected by any inconsistent terms contained in, or terms missing from, any written confirmation of such notice.

     Section 2.7.  Notice of Acceptance or Rejection of Bids.

     (a) Notice to Banks Making Successful Bids. The Administrative Agent shall give telephonic notice to each Bank if any of the Offers contained in its Bid have been accepted (including the amount, the applicable interest rate and Interest Period for each accepted Offer) no later than 11:30 a.m. (Chicago time)
(i) on the proposed Borrowing Date in the case of Stated Rate Bid Loans and (ii) three (3) Business Days prior to the proposed Borrowing Date in the case of Eurodollar Bid Loans, and each successful bidder will thereupon become bound, subject to Section Six and the other applicable conditions hereof, to make the Bid Loan(s) in respect of which its Offer has been accepted. As soon as practicable thereafter the Administrative Agent shall send a Notice of Acceptance of Bid substantially in the form of Exhibit F hereto to each such successful bidder; provided, however, that failure to give such notice shall not affect the obligation of such successful bidder to disburse its Bid Loans as herein required.

     (b) Notice to all Banks. As soon as practicable after each Borrowing Date for Bid Loans, the Administrative Agent shall notify each Bank (whether or not its Bid or its Bids were successful) of the aggregate amount of Bid Loans advanced pursuant to the relevant Bid Loan Request on such Borrowing Date, the maturities thereof, and the lowest and highest interest rates at which Bid Loans were made for each maturity.

     (c) Disbursement of Bid Loans. Not later than 1:00 p.m. (Chicago time) on the Borrowing Date for each Borrowing of a Bid Loan(s), each Bank bound to make a Bid Loan(s) in accordance with Section 2.7(a) shall, subject to Section Six and the other applicable conditions hereof, make available to the Administrative Agent the principal amount of each such Bid Loan in immediately available funds at the Administrative Agent's principal office in Chicago, Illinois. The Administrative Agent shall promptly thereafter make available to the Borrower like funds as received from each Bank, at such office of the Administrative Agent in Chicago, Illinois.

     Section 2.8. Telephonic Notice. Each Bank's telephonic notice to the Administrative Agent of its Bid pursuant to Section 2.4(c) hereof, and the Borrower's telephonic acceptance of any Offer contained in a Bid pursuant to
Section 2.6 hereof, shall be irrevocable and binding on such Bank and the Borrower and shall not be altered, modified, or in any other manner affected by any inconsistent terms contained in, or missing from, any telecopy or other confirmation of such telephonic notice. It is understood and agreed by the parties hereto that the Administrative Agent shall be entitled to act (or to fail to act) hereunder in reliance on its records of any telephonic notices provided for herein and that the Administrative Agent shall not incur any liability to any Person in so doing if its records conflict with any telecopy or other confirmation of a telephone notice or otherwise, provided that the Administrative Agent has acted (or failed to act) in good faith. It is further understood and agreed by the parties hereto that the times of day as set forth in Section 2.7 are for the convenience of all the parties for providing notices and that no party shall incur any liability or other responsibility for any failure to provide such notices within the specified times; provided, however, that the Administrative Agent shall have no obligation to notify the Borrower of any Bid received by it later than 10:00 a.m. (Chicago time) (i) on the proposed Borrowing Date in the case of a Bid for a Stated Rate Bid Loan or (ii) three (3) Business Days prior to the proposed Borrowing Date in the case of a Bid for a Eurodollar Bid Loan, and no acceptance by the Borrower of any Offer contained in such a Bid shall be effective to bind any Bank to make a Bid Loan, nor shall the Administrative Agent be under any obligation to notify any Person of an acceptance, if notice of such acceptance is received by the Administrative Agent later than 11:00 a.m. (Chicago time) (x) on the proposed Borrowing Date in the case of Stated Rate Bid Loans and (y) three (3) Business Days prior to the proposed Borrowing Date in the case of Eurodollar Bid Loans.

     Section 2.9. Applicable Interest Rates. (a) Base Rate Loans. Each Base Rate Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 365 or 366 days, as applicable, and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Eurocurrency Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable on the last day of its Interest Period and at maturity (whether by acceleration or otherwise).

     "Base Rate" means for any day the greater of:

          (i) the rate of interest announced by ABN AMRO Bank N.V. in the United States from time to time as its prime rate, or equivalent, for U.S. Dollar loans as in effect on such day, with any change in the Base Rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate; and

          (ii) the sum of (x) the rate published by the Federal Reserve Bank of New York as the prevailing rate per annum (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point) at approximately 10:00 a.m. (New York time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) for the purchase at face value of overnight Federal funds in an amount comparable to the principal amount owed to ABN AMRO Bank N.V. for which such rate is being determined, plus
     (y) 1/2 of 1% (0.50%).

     (b) Eurocurrency Loans. Each Eurocurrency Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued, or created by conversion from a Base Rate Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period. All payments of principal and interest on a Loan shall be made in the same currency as was advanced by the Bank in connection with such Loan.

     "Adjusted LIBOR" means, for any Borrowing of Eurocurrency Loans or Eurodollar Bid Loans, as applicable, a rate per annum determined in accordance with the following formula:

     Adjusted LIBOR =                LIBOR
                      -----------------------------------
                      1 - Eurocurrency Reserve Percentage

     "LIBOR" means, for an Interest Period for a Borrowing of Eurocurrency Loans or Eurodollar Bid Loans, as applicable, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, or (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest one-sixteenth of one percent) at which deposits in U.S. Dollars or the relevant Alternative Currency, as appropriate, in immediately available funds are offered to ABN AMRO Bank N.V. at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by major banks in the interbank eurocurrency market for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to (i) in the case of a Borrowing of Eurocurrency Loans, the greater of (x) the principal amount of the Eurocurrency Loan scheduled to be made by ABN AMRO Bank N.V. as part of such Borrowing and (y) $1,000,000, and (ii) in the case of Eurodollar Bid Loans, the aggregate principal amount of the Eurodollar Bid Loan requested by the Borrower in the applicable Bid Loan Request.

     "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one-sixteenth of one percent) for deposits in U.S. Dollars or the relevant Alternative Currency, as appropriate, for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to (i) in the case of a Borrowing of Eurocurrency Loans, the greater of (x) the principal amount of the Eurocurrency Loan scheduled to be made by ABN AMRO Bank N.V. as part of such Borrowing and (y) $1,000,000 and (ii) in the case of Eurodollar Bid Loans, the aggregate principal amount of the Eurodollar Bid Loan requested by the Borrower in the applicable Bid Loan Request, which appears on the Applicable Telerate Page, as appropriate for such currency, as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

     "Applicable Telerate Page" means, with regard to Eurocurrency Loans denominated in U.S. Dollars and Eurodollar Bid Loans, the display page designated as "Page 3750" on the Telerate Service and with regard to each other Alternate Currency, the display page on the Telerate Service as designated by the Administrative Agent which displays the appropriate British Bankers' Association Interest Settlement Rates for such Alternative Currency (or such other page as may replace such pages, as appropriate, on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in U.S. Dollars or the Alternative Currency, as applicable).

     "Eurocurrency Reserve Percentage" means, for any Borrowing of Eurocurrency Loans or Eurodollar Bid Loans, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Loans or Eurodollar Bid Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Bank to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurocurrency Loans and Eurodollar Bid Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

     (c) Bid Loans. Bid Loans shall bear interest for the relevant Interest Period from the date such Loan is advanced until maturity (whether by acceleration or otherwise) at a rate per annum equal to (i) in the case of Eurodollar Bid Loans, the sum of Adjusted LIBOR plus the Bid Margin set forth in the applicable Bid pursuant to which such Eurodollar Bid Loan was made and (ii) in the case of Stated Rate Bid Loans, the stated rate per annum set forth in the applicable Bid pursuant to which such Stated Rate Bid Loan was made.

     (d) Rate and Currency Determinations. The Administrative Agent shall determine each interest rate applicable to Obligations and the Original Dollar Amount of all Obligations, and a determination thereof by the Administrative Agent shall be conclusive and binding except in the case of manifest error. The Original Dollar Amount of a Loan denominated in an Alternative Currency shall be determined or redetermined, as applicable, effective as of the first day of each Interest Period for such Loan. The Original Dollar Amount of each Letter of Credit shall be determined or redetermined, as applicable, on the date of issuance, increase or extension of such Letter of Credit and on the last day of each calendar quarter.

     Section 2.10. Minimum Borrowing Amounts. Each Borrowing of Base Rate Loans shall be in an amount not less than $1,000,000 and in integral multiples of $500,000, provided that a Borrowing of Base Rate Loans applied to pay a Reimbursement Obligation pursuant to

     Section 2.2(c) hereof shall be in an amount equal to such Reimbursement Obligation. Each Borrowing of Eurocurrency Loans denominated in U.S. Dollars shall be in an amount not less than $5,000,000 and in integral multiples of $1,000,000. Each Borrowing of Eurocurrency Loans denominated in an Alternative Currency shall be in an amount not less than an Original Dollar Amount of $5,000,000 and in such integral multiple of 100,000 units of the relevant currency as would have an Original Dollar Amount most closely approximating $1,000,000 or an integral multiple thereof.

     Section 2.11. Manner of Borrowing Committed Loans and Designating Interest Rates Applicable to Committed Loans. (a) Notice to the Agent. The Borrower shall give notice to the Administrative Agent by no later than 12:00 Noon (Chicago time) (i) at least four (4) Business Days before the date on which the Borrower requests the Banks to advance a Borrowing of Eurocurrency Loans denominated in an Alternative Currency, (ii) at least three (3) Business Days before the date on which the Borrower requests the Banks to advance a Borrowing of Eurocurrency Loans denominated in U.S. Dollars and (iii) on the date the Borrower requests the Banks to advance a Borrowing of Loans comprised of Base Rate Loans. The Loans included in each such Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing of Committed Loans or, subject to
Section 2.10's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurocurrency Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Eurocurrency Loans of the same currency for an Interest Period or Interest Periods specified by the Borrower or, if such Eurocurrency Loan is denominated in U.S. Dollars, convert part or all of such Borrowing into Base Rate Loans, (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Eurocurrency Loans denominated in U.S. Dollars for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation, or conversion of a Borrowing of Loans to the Administrative Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing). Notices of the continuation of a Borrowing of Loans comprised of Eurocurrency Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Eurocurrency Loans denominated in U.S. Dollars into Base Rate Loans or of Base Rate Loans into Eurocurrency Loans denominated in U.S. Dollars must be given by no later than 12:00 Noon (Chicago time) at least three (3) Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation, or conversion of a Borrowing of Loans shall specify the date of the requested advance, continuation or conversion of such Borrowing (which shall be a Business Day), the amount of the requested Borrowing of Loans to be advanced, continued, or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurocurrency Loans, the currency and Interest Period applicable thereto. The Borrower agrees that the Administrative Agent may rely on any such telephonic or telecopy notice given by any person it in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

There may be no more than fifteen different Interest Periods for Fixed Rate Loans in effect at any one time.

     Without limiting the Borrower's obligations under any other provision of this Agreement, upon the occurrence and continuance of an Event of Default, each Eurocurrency Loan denominated in U.S. Dollars will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan and (ii) the obligation of the Banks to make or continue, or to convert Loans into, Eurocurrency Loans shall be suspended.

     (b) Notice to the Banks. The Administrative Agent shall give prompt telephonic or telecopy notice to each Bank of any notice from the Borrower received pursuant to Section 2.11(a) above. The Administrative Agent shall give notice to the Borrower and each Bank by like means of the interest rate applicable to each Borrowing of Eurocurrency Loans and, if such Borrowing is denominated in an Alternative Currency, shall give notice by such means to the Borrower and each Bank of the Original Dollar Amount thereof.

     (c) Borrower's Failure to Notify. Any outstanding Borrowing of Base Rate Loans shall automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless the Borrower has notified the Administrative Agent within the period required by Section 2.11(a) that it intends to convert such Borrowing into a Borrowing of Eurocurrency Loans or notifies the Administrative Agent within the period required by Section 2.14(a) that it intends to prepay such Borrowing. If the Borrower fails to give notice pursuant to Section 2.11(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurocurrency Loans denominated in U.S. Dollars before the last day of its then current Interest Period within the period required by Section 2.11(a) and has not notified the Administrative Agent within the period required by Section 2.14(a) that it intends to prepay such Borrowing, such Borrowing shall automatically be converted into a Borrowing of Base Rate Loans. If the Borrower fails to give notice pursuant to Section 2.11(a) above of the continuation of any outstanding principal amount of a Borrowing of Eurocurrency Loans denominated in an Alternative Currency before the last day of its then current Interest Period within the period required by
Section 2.11(a) and has not notified the Administrative Agent within the period required by Section 2.14(a) that it intends to prepay such Borrowing, such Borrowing shall automatically (subject to the terms hereof) be continued as a Borrowing of Eurocurrency Loans in the same Alternative Currency with an Interest Period of one month, including the application of Section 2.10 and of the restrictions contained in the definition of Interest Period. In the event the Borrower fails to give notice pursuant to Section 2.11(a) above of a Borrowing equal to the amount of a Reimbursement Obligation and has not notified the Administrative Agent by 11:00 a.m. (Chicago time) on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans on such day in the amount of the Reimbursement Obligation then due, subject to Section 6 hereof, which Borrowing shall be applied to pay the Reimbursement Obligation then due.

     (d) Disbursement of Committed Loans. Not later than 1:00 p.m. (Chicago time) on the date of any requested advance of a new Borrowing of Loans comprised of Eurocurrency Loans or Base Rate Loans, subject to Section 6 hereof, each Bank shall make available its

Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Chicago, Illinois, except that if such Borrowing is comprised of Eurocurrency Loans denominated in an Alternative Currency each Bank shall, subject to Section 2.9(c) and Section 6 hereof, make available its Loan comprising part of such Borrowing at such office as the Administrative Agent has previously specified in a notice to each Bank, in such funds as are then customary for the settlement of international transactions in such currency and no later than such local time as is necessary for such funds to be received and transferred to the Borrower for same day value on the date of the Borrowing. The Administrative Agent shall make available to the Borrower Loans at the Administrative Agent's principal office in Chicago, Illinois or such other office as the Administrative Agent has previously agreed in writing to with the Borrower, in each case in the type of funds received by the Administrative Agent from the Banks.

     (e) Administrative Agent Reliance on Bank Funding. Unless the Administrative Agent shall have been notified by a Bank before the date on which such Bank is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Administrative Agent may assume that such Bank has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Administrative Agent, such Bank shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Bank pays such amount to the Administrative Agent at a rate per annum equal to the Federal Funds Rate or, in the case of a Loan denominated in an Alternative Currency, the cost to the Administrative Agent of funding the amount it advanced to fund such Bank's Loan, as determined by the Administrative Agent. If such amount is not received from such Bank by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan.

     Section 2.12. Interest Periods. The term "Interest Period" means the period commencing on the date a Borrowing of Loans is advanced, continued, or created by conversion and ending: (a) in the case of Base Rate Loans, on the last Business Day of the calendar quarter in which such Borrowing is advanced, continued, or created by conversion (or on the last day of the following calendar quarter if such Loan is advanced, continued or created by conversion on the last Business Day of a calendar quarter); (b) in the case of Eurodollar Bid Loans or Eurocurrency Loans, the date selected by the Borrower that is 1, 2, 3, or 6 months thereafter or (c) in the case of any Stated Rate Bid Loan, the date selected by the Borrower that is 7-180 days thereafter; provided, however, that:

          (a) any Interest Period for a Borrowing of Base Rate Loans that otherwise would end after the Termination Date shall end on the Termination Date;

          (b) for any Borrowing of Fixed Rate Loans, the Borrower may not select an Interest Period that extends beyond the Termination Date;

          (c) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurodollar Bid Loans or Eurocurrency Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

          (d) for purposes of determining an Interest Period for a Borrowing of Eurodollar Bid Loans or Eurocurrency Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

     Section 2.13. Maturity of Loans. Unless an earlier maturity is provided for hereunder (whether by acceleration or otherwise), each Bid Loan shall mature and become due and payable by the Borrower on the last day of the Interest Period applicable thereto and each Base Rate Loan and each Eurocurrency Loan shall mature and become due and payable by the Borrower on the Termination Date.

     Section 2.14. Prepayments. (a) The Borrower may prepay without premium or penalty and in whole or in part (but, if in part, then: (i) if such Borrowing is of Base Rate Loans, in an amount not less than $1,000,000 and integral multiples of $500,000, (ii) if such Borrowing is of Eurocurrency Loans denominated in U.S. Dollars, in an amount not less than $5,000,000 and integral multiples of $1,000,000, (iii) if such Borrowing is denominated in an Alternative Currency, an amount for which the U.S. Dollar Equivalent is not less than $5,000,000 and integral multiples of 100,000 units of the applicable currency most closely approximating the U.S. Dollar Equivalent of $1,000,000 and (iv) in an amount such that the minimum amount required for a Borrowing pursuant to Section 2.10 hereof remains outstanding) any Borrowing of Eurocurrency Loans upon three Business Days' prior notice to the Administrative Agent or, in the case of a Borrowing of Base Rate Loans, notice delivered to the Administrative Agent no later than 10:00 a.m. (Chicago time) on the date of prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment. The Administrative Agent will promptly advise each Bank of any such prepayment notice it receives from the Borrower. Any amount paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again. Any prepayment of Eurocurrency Loans shall be subject to Section 2.17. Bid Loans may only be prepaid with the consent of the Bank which made the Bid Loan being prepaid.

     (b) If the aggregate Original Dollar Amount of outstanding Loans and L/C Obligations shall at any time for any reason exceed the Revolving Credit Commitments then in effect, the Administrative Agent shall notify the Borrower of such circumstance and the Borrower shall, within three (3) Business Days, pay the amount of such excess to the Administrative Agent for the ratable benefit of the Banks as a prepayment of the Loans and, if necessary, a prefunding of Letters of Credit. Immediately upon determining the need to make any such prepayment the Borrower shall notify the Administrative Agent of such required prepayment. Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and shall be subject to Section 2.17.

     Section 2.15. Default Rate. If any payment of principal on any Loan is not made when due (whether by acceleration or otherwise), such Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed or, if based on the Base Rate, on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

          (a) for any Base Rate Loan, the sum of two percent (2%) plus the Applicable Margin plus the Base Rate from time to time in effect; and

          (b) for any Fixed Rate Loan, the sum of two percent (2%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, if such Loan is denominated in U.S. Dollars, at a rate per annum equal to the sum of two percent (2%) plus the Base Rate Margin plus the Base Rate from time to time in effect or, if such Loan is denominated in an Alternative Currency, at a rate per annum equal to the sum of the Eurocurrency Margin, plus two percent (2%) plus the rate of interest per annum as determined by the Administrative Agent (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16%)) at which overnight or weekend deposits of the appropriate currency (or, if such amount due remains unpaid more than three Business Days, then for such other period of time not longer than six months as the Administrative Agent may elect in its absolute discretion) for delivery in immediately available and freely transferable funds would be offered by ABN AMRO Bank N.V. to major banks in the interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the unpaid principal amount of any such Loan (or, if ABN AMRO Bank N.V. is not placing deposits in such currency in the interbank market, then the ABN AMRO Bank N.V.'s cost of funds in such currency for such period).

     Section 2.16. The Notes. (a) All Committed Loans made to the Borrower by a Bank shall be evidenced by a single promissory note of the Borrower issued to such Bank in the form of Exhibit A hereto (each a "Committed Note" and collectively the "Committed Notes"), each such Committed Note to be payable to the order of the applicable Bank in the amount of its Revolving Credit Commitment.

     (b) All Bid Loans made to the Borrower by a Bank shall be evidenced by a promissory note of such Borrower in the form of Exhibit B hereto (individually a "Bid Note" and collectively the "Bid Notes"), payable to the order of the applicable Bank and otherwise in the form of Exhibit B hereto.

     (c) Each Bank shall record on its books and records or on a schedule to the appropriate Note the amount of each Loan advanced, continued, or converted by it, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan, and, for any Fixed Rate Loan, the Interest Period, the currency in which such Loan is denominated, and the interest rate applicable thereto. The record thereof, whether shown on such books and records of a Bank or on a schedule to any Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it hereunder together with accrued interest thereon. At the request of any Bank and upon such Bank tendering to the Borrower the Note to be replaced, the Borrower shall furnish a new Note to such Bank to replace any outstanding Note, and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

     Section 2.17. Funding Indemnity. If any Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Fixed Rate Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such
Bank) as a result of:

          (a) any payment (whether by acceleration or otherwise), prepayment or conversion of a Fixed Rate Loan on a date other than the last day of its Interest Period,

          (b) any failure (because of a failure to meet the conditions of Section Six or otherwise) by the Borrower to borrow or continue a Fixed Rate Loan, or to convert a Base Rate Loan into a Fixed Rate Loan, on the date specified in a notice given pursuant to Section 2.11(a) or established pursuant to Section 2.11(c) hereof, or

          (c) any acceleration of the maturity of a Fixed Rate Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Bank, the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate executed by an officer of such Bank setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate if reasonably calculated shall be conclusive absent manifest error.

     Section 2.18. Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days' prior written notice to the Administrative Agent, to terminate the Revolving Credit Commitments without premium or penalty, in whole or in part, any partial termination to be (i) in an amount not less than $5,000,000 or an integral multiple thereof, and (ii) allocated ratably among the Banks in proportion to their respective Percentages, provided that the Revolving Credit Commitments may not be reduced to an amount less than the sum of the Original Dollar Amount of all Loans and all L/C Obligations then outstanding. The Borrower shall have the right at any time and from time to time, by notice to the Administrative Agent, to terminate the L/C Commitment without premium or penalty, in whole or in part, provided that the L/C Commitment may not be reduced to an amount less than the L/C Obligations outstanding. Any such termination of the L/C Commitment shall not reduce the Revolving Credit Commitments unless the Borrower elects to do so in the manner provided in the preceding sentence. The Administrative Agent shall give prompt notice to each Bank of any such termination of Commitments. Any termination of Revolving Credit Commitments or the L/C Commitment pursuant to this Section 2.18 may not be reinstated.

Section 3.   Fees and Extensions.

     Section 3.1. Fees.

     (a) Facility Fee. For the period from the Effective Date to and including the Termination Date, the Borrower shall pay to the Administrative Agent for the ratable account of the Banks in accordance with their Percentages a facility fee accruing at a rate per annum equal to the Facility Fee Rate on the average daily amount of the Revolving Credit Commitments (whether used or unused). Such facility fee is payable in arrears on June 28, 1996, on the last Business Day of each calendar quarter thereafter and on the Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the fee for the period to but not including the date of such termination shall be paid in whole on the date of such termination.

     (b) Letter of Credit Fees. (i) The Borrower shall pay to the Administrative Agent for the account of each Bank letter of credit fees with respect to the Letters of Credit at a rate per annum equal to (x) in the case of Performance Letters of Credit, the Performance Letter of Credit Fee Rate on the average daily undrawn amount of the outstanding Performance Letters of Credit for the applicable period and (y) in the case of Financial Letters of Credit, the Financial Letter of Credit Fee Rate on the average daily undrawn amount of the outstanding Financial Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter and on the Termination Date (or such later date on which all Letters of Credit have been terminated).

     (ii) The Borrower shall pay to the Issuing Agent, for the account of such Issuing Agent, a letter of credit fronting fee for each Letter of Credit issued by such Issuing Agent at the rate per annum equal to the rate set forth in the Fee Letter on the average daily undrawn amount of outstanding Letters of Credit, computed on the last Business Day of each calendar quarter and on the Termination Date.

     (iii) The letter of credit fees payable under Section 3.1(b)(i) and the fronting fees payable under Section 3.1(b)(ii) shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Effective Date, through the

Termination Date, with the final payment to be made on the Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the fee for the period to but not including the date of such termination shall be paid in whole on the date of such termination.

     (iv) The Borrower shall pay to the Issuing Agent from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Agent relating to letters of credit as from time to time in effect.

     (c) Other Fees. The Borrower shall pay to the Administrative Agent and the Issuing Agent, for the sole account of the Administrative Agent or the Issuing Agent, as applicable, the fees agreed to between the Administrative Agent, the Issuing Agent and the Borrower in the Fee Letter or as otherwise agreed in writing between them.

     (d) Fee Calculations. All fees payable under this Agreement shall be payable in U.S. Dollars and shall be computed on the basis of a year of 360 days, for the actual number of days elapsed. All determinations of the amount of fees owing hereunder (and the components thereof) shall be made by the Administrative Agent and shall be conclusive absent manifest error.

Section 4.   Place and Application of Payments.

     Section 4.1. Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other amounts payable by the Borrower under this Agreement, shall be made by the Borrower to the Administrative Agent by no later than 12:00 Noon (Chicago time) on the due date thereof at the principal office of the Administrative Agent in Chicago, Illinois (or no later than 12:00 noon local time at such other location as the Administrative Agent and the Borrower may agree) or, if such payment is on a Reimbursement Obligation, no later than provided by Section 2.2(c) hereof, for the benefit of the Person or Persons entitled thereto. All payments of principal and interest on any Loan advanced by a Bank or reimbursements to the Issuing Agent for payments made by the Issuing Agent under a Letter of Credit shall be made in the same currency as was so advanced or paid. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made free and clear of, and without deduction for, any set-off, counterclaim, levy or any other deduction of any kind (i) in U.S. Dollars, in immediately available funds at the place of payment, or (ii) in the case of amounts payable hereunder in an Alternative Currency, in such Alternative Currency in such funds then customary for the settlement of international transactions in such currency. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Committed Loans or applicable fees ratably to the Banks and like funds relating to the payment of any other amount payable to any Person to such Person, in each case to be applied in accordance with the terms of this Agreement.

Section 5.   Representations and Warranties.

     The Borrower hereby represents and warrants to each Bank as to itself and, where the following representations and warranties apply to Subsidiaries, as to each of its Subsidiaries, as follows:

     Section 5.1. Corporate Organization and Authority. The Borrower is duly organized and existing in good standing under the laws of the State of Minnesota; has all necessary corporate power to carry on its present business; and is duly licensed or qualified and, in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing, qualification or good standing necessary and in which the failure to be so licensed, qualified or in good standing would materially and adversely affect its business, operations, Property or financial or other condition.

     Section 5.2. Subsidiaries. Schedule 5.2 (as updated from time to time pursuant to Section 7.1) hereto identifies each Subsidiary, the jurisdiction of its incorporation, the percentage of issued and outstanding shares of each class of its capital stock owned by the Borrower and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and the number of shares of each class issued and outstanding. Each Subsidiary is duly incorporated and existing in good standing as a corporation under the laws of the jurisdiction of its incorporation, has all necessary corporate power to carry on its present business, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary and in which the failure to be so licensed or qualified would have a material adverse effect on the business, operations, Property or financial or other condition of such Subsidiary. All of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and outstanding and fully paid and nonassessable. All such shares owned by the Borrower are owned beneficially, and of record, free of any Lien.

     Section 5.3. Corporate Authority and Validity of Obligations. The Borrower has full right and authority to enter into this Agreement and the other Credit Documents to which it is a party, to make the borrowings herein provided for, to issue its Notes in evidence thereof, to apply for the issuance of the Letters of Credit, and to perform all of its obligations under the Credit Documents to which it is a party. Each Credit Document to which it is a party has been duly authorized, executed and delivered by the Borrower and constitutes valid and binding obligations of the Borrower enforceable in accordance with its terms. No Credit Document, nor the performance or observance by the Borrower of any of the matters or things therein provided for, contravenes any provision of law or any charter or by-law provision of the Borrower or any material Contractual Obligation of or affecting the Borrower or any of its Properties or results in or requires the creation or imposition of any Lien on any of the Properties or revenues of the Borrower.

     Section 5.4. Financial Statements; No Material Adverse Change. All financial statements heretofore delivered to the Banks showing historical performance of the Borrower for any of the Borrower's fiscal years ending on or before March 2, 1996, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year, subject, in the case of unaudited financial statements, to year-end audit adjustments. Each of such financial statements fairly presents on a consolidated basis the financial condition of the Borrower and its Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby. The Borrower and its Subsidiaries have no material contingent liabilities other than those disclosed in the most recent financial statements referred to in this Section 5.4 or in comments or footnotes thereto, or in any report supplementary thereto, heretofore furnished to the Banks. Since March 2, 1996, there has been no material adverse change in the business, operations, Property or financial or other condition, or business prospects, of the Borrower and its Subsidiaries taken as a whole.

     Section 5.5. No Litigation; No Labor Controversies. (a) Except as set forth on Schedule 5.5, there is no litigation or governmental proceeding pending, or to the knowledge of the Borrower, threatened, against the Borrower or any Subsidiary which, if adversely determined, could (individually or in the aggregate) reasonably be expected to have a material adverse effect on the business, operations, Property or financial or other condition of the Borrower and its Subsidiaries, taken as a whole.

     (b) Except as set forth on Schedule 5.5, there are no labor controversies pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary which could reasonably be expected to have a material adverse effect on the business, operations, Property or financial or other condition of the Borrower and its Subsidiaries taken as a whole.

     Section 5.6. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns, and all other tax returns, required to be filed and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been provided. No notices of tax liens have been filed and no claims are being asserted concerning any such taxes, which liens or claims are material to the financial condition of the Borrower or the Borrower and its Subsidiaries taken as a whole. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries for any taxes or other governmental charges are adequate.

     Section 5.7. Approvals. No authorization, consent, license, exemption, filing or registration with any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Borrower or any Subsidiary or from any other Person, is necessary to the valid execution, delivery or performance by the Borrower of any Credit Document to which it is a party.

     Section 5.8. ERISA. With respect to each Plan, the Borrower and each other member of the Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and with the Code to the extent applicable to it and has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Borrower nor any Subsidiary has any contingent liabilities for any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     Section 5.9. Government Regulation. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "Subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "Subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 5.10. Margin Stock; Use of Proceeds. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying margin stock ("margin stock" to have the same meaning herein as in Regulation U of the Board of Governors of the Federal Reserve System). The proceeds of the Loans and Letters of Credit are to be used solely for the purposes set forth in and permitted by Section 7.10. The Borrower will not use the proceeds of any Loan or Letter of Credit in a manner that violates any provision of Regulation U or X of the Board of Governors of the Federal Reserve System.

     Section 5.11. Licenses and Authorizations; Compliance with Laws. (a) The Borrower and each of its Subsidiaries has all necessary licenses, permits and governmental authorizations to own and operate its Properties and to carry on its business as currently conducted and contemplated, except to the extent failure to have the same could not reasonably be expected to have a material adverse effect on the business, operations, Property or financial or other condition of the Borrower and its Subsidiaries taken as a whole. The Borrower and each of its Subsidiaries is in material compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities except for any such law, regulation, ordinance or order which, the failure to comply therewith, could not reasonably expected to have a material adverse effect on the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole.

     (b) In the ordinary course of its business, the Borrower and its Subsidiaries have conducted limited Phase I Environmental Site Assessments on some, but not all, of the Properties and operations of the Borrower and its Subsidiaries in the course of which the Borrower has identified and evaluated associated liabilities and costs. On the basis of this review, the Borrower has reasonably concluded that Environmental and Health Laws are unlikely to have any material adverse effect on the business, operations, Property or financial or other condition of the Borrower and its Subsidiaries taken as a whole.

     (c) Neither the Borrower nor any Subsidiary has given, nor is it required to give, nor has it received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand to or from any governmental entity or in connection with any court proceeding which could reasonably have a material adverse effect on the Property, business or operations of the Borrower and its Subsidiaries taken as a whole claiming that: (i) the Borrower or any Subsidiary has violated, or is about to violate, any Environmental and Health Law; (ii) there has been a release, or there is a threat of release, of Hazardous Materials from the Borrower's or any Subsidiary's Property, facilities, equipment or vehicles; (iii) the Borrower or any

Subsidiary may be or is liable, in whole or in part, for the costs of cleaning up, remediating or responding to a release of Hazardous Materials; or (iv) any of the Borrower's or any Subsidiary's property or assets are subject to a Lien in favor of any governmental entity for any liability, costs or damages, under any Environmental and Health Law arising from, or costs incurred by such governmental entity in response to, a release of a Hazardous Materials.

     Section 5.12. Ownership of Property; Liens. The Borrower and each Subsidiary has good title to or valid leasehold interests in all its Property. None of the Borrower's or any Subsidiary's Property is subject to any Lien, except as permitted in Section 7.9.

     Section 5.13. No Burdensome Restrictions; Compliance with Agreements. Neither the Borrower nor any Subsidiary is (a) party or subject to any law, regulation, rule or order that (individually or in the aggregate) materially adversely affects the business, operations, Property or financial or other condition of the Borrower or the Borrower and its Subsidiaries taken as a whole or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation to which it is a party, which default materially adversely affects the business, operations, Property or financial or other condition of the Borrower and its Subsidiaries taken as a whole.

     Section 5.14. Full Disclosure. All information heretofore furnished by the Borrower to the Administrative Agent or any Bank for purposes of or in connection with the Credit Documents or any transaction contemplated thereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Bank will be, true and accurate in all material respects and not misleading on the date as of which such information is stated or certified.

Section 6.   Conditions Precedent.

     The obligation of each Bank to advance, continue, or convert any Loan, or of the Issuing Agent to issue, extend the expiration date (including by not giving notice of non-renewal) of or increase the amount of any Letter of Credit, shall be subject to the following conditions precedent:

     Section 6.1. Initial Credit Event. Before or concurrently with the initial Credit Event:

          (a) The Administrative Agent shall have received for each Bank the favorable written opinion of Dorsey & Whitney LLP, counsel to the Borrower in form and substance satisfactory to the Banks;

          (b) The Administrative Agent shall have received for each Bank copies of (i) the Certificate of Incorporation, together with all amendments, and a certificate of good standing, for the Borrower, both certified as of a date not earlier than 20 days prior to the date hereof by the appropriate governmental officer of the Borrower's jurisdiction of incorporation and
     (ii) the Borrower's bylaws (or comparable constituent documents) and any amendments thereto, certified in each instance by its Secretary or an Assistant Secretary;

          (c) The Administrative Agent shall have received for each Bank copies of resolutions of the Borrower's Board of Directors authorizing the execution and delivery of the Credit Documents and the consummation of the transactions contemplated thereby together with specimen signatures of the persons authorized to execute such documents on the Borrower's behalf, all certified in each instance by its Secretary or Assistant Secretary;

          (d) The Administrative Agent shall have received for each Bank such Bank's duly executed Committed Note and Bid Note of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 2.16 hereof;

          (e) The Administrative Agent shall have received for each Bank a list of the Borrower's Authorized Representatives and such other documents as any Bank may reasonably request;

          (f) All legal matters incident to the execution and delivery of the Credit Documents shall be satisfactory to the Banks;

          (g) The Administrative Agent shall have received a certificate by the chief financial officer or corporate controller of the Borrower, stating that on the date of such initial Credit Event no Default or Event of Default has occurred and is continuing; and

          (h) The Administrative Agent shall have received a duly executed Compliance Certificate containing financial information as of the last day of the most recently completed fiscal year of the Borrower.

     Section 6.2. All Credit Events. As of the time of each Credit Event hereunder:

          (a) In the case of a Borrowing, the Administrative Agent shall have received the notice required by Section 2.4(a) or 2.11, as applicable, and in the case of the issuance of any Letter of Credit the Issuing Agent shall have received the notice required by Section 2.2(b) and a duly completed Application for a Letter of Credit and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Issuing Agent;

          (b) Each of the representations and warranties set forth in Section 5 hereof shall be and remain true and correct in all material respects as of said time, taking into account any amendments to such Section (including without limitation any amendments to the Schedules referenced therein) made after the date of this Agreement in accordance with its provisions, except that if any such representation or warranty relates solely to an earlier date it need only remain true as of such date;

          (c) No Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event; and

          (d) After giving effect to the Credit Event the aggregate Original Dollar Amount of all Loans and L/C Obligations shall not exceed the Revolving Credit Commitments then in effect.

     Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in paragraphs (b)-(e) of this Section 6.2.

     Section 6.3. Determinations Under Section 6.1. For purposes of determining compliance with the conditions specified in Section 6.1, each Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Banks unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Bank prior to the Effective Date specifying its objection thereto.

Section 7.   Covenants.

     The Borrower covenants and agrees that, so long as any Note or any L/C Obligation is outstanding hereunder, or any Commitment is available to or in use by the Borrower hereunder, except to the extent compliance in any case is waived in writing by the Required Banks:

     Section 7.1. Corporate Existence; Subsidiaries. The Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate existence, subject to the provisions of Section 7.11 hereof. As a condition to establishing or acquiring any Subsidiary, unless the Required Banks otherwise agree, the Borrower shall deliver an updated Schedule 5.2 to reflect the new Subsidiary.

     Section 7.2. Maintenance. The Borrower will maintain, preserve and keep its plants, Properties and equipment necessary to the proper conduct of its business in reasonably good repair, working order and condition and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, Properties and equipment shall be reasonably preserved and maintained, and the Borrower will cause each of its Subsidiaries to do so in respect of Property owned or used by it.

     Section 7.3. Taxes. The Borrower will duly pay and discharge, and will cause each of its Subsidiaries duly to pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against it or against its Properties, in each case before the same becomes delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor on the books of the Borrower.

     Section 7.4. ERISA. The Borrower will, and will cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets and will promptly notify the Administrative Agent of (i) the occurrence of any reportable event (as defined in ERISA) affecting a Plan, other than any such event with respect to which the PBGC has waived the thirty day notice requirement by regulation, (ii) receipt of any written notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its or any of its Subsidiaries' intention to terminate or withdraw from any Plan or Multiemployer Plan, to the extent the Borrower would incur a material liability as a result thereof, and (iv) the occurrence of any event affecting any Plan or Multiemployer Plan which could result in the incurrence by the Borrower or any of its Subsidiaries of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any of its Subsidiaries under any post-retirement Welfare Plan benefit.

     Section 7.5. Insurance. The Borrower will insure, and keep insured, and will cause each of its Subsidiaries to insure, and keep insured, with good and responsible insurance companies, all insurable Property owned by it of a character usually insured by companies similarly situated and operating like Property. To the extent usually insured (subject to self-insured retentions) by companies similarly situated and conducting similar businesses, the Borrower will also insure, and cause each of its Subsidiaries to insure, employers' and public and product liability risks with good and responsible insurance companies. The Borrower will upon request of any Bank furnish to such Bank a summary setting forth the nature and extent of the insurance maintained pursuant to this Section 7.5.

     Section 7.6. Financial Reports and Other Information. (a) The Borrower will maintain a system of accounting in accordance with GAAP and will furnish to the Banks and their respective duly authorized representatives such information respecting the business and financial condition of the Borrower and its Subsidiaries as any Bank may reasonably request; and without any request, the Borrower will furnish each of the following to each Bank:

          (i) within 90 days after the end of each fiscal year of the Borrower, a copy of the Borrower's financial statements for such fiscal year, including the consolidated balance sheet of the Borrower for such year and the related statement of income and statement of cash flow, as certified by independent public accountants of recognized national standing selected by the Borrower in accordance with GAAP with such accountants' unqualified opinion to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the consolidated financial position of the Company and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

          (ii) within 45 days after the end of each of the first three quarterly fiscal periods of the Borrower, a consolidated unaudited balance sheet of the Borrower, and the related statement of income and statement of cash flow, as of the close of such period, all of the foregoing prepared by the Borrower in reasonable detail in accordance with GAAP and certified by the Borrower's chief financial officer or corporate controller as fairly presenting the financial condition as at the dates thereof and the results of operations for the periods covered thereby, subject to year-end adjustments;

          (iii) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports the Borrower sends to its shareholders generally, and copies of all other regular, periodic and special reports and all registration statements the Borrower files with the SEC or any successor thereto, or with any national securities exchanges.

     (b) Each financial statement furnished to the Banks pursuant to subsection
(i) or (ii) of this Section 7.6 shall be accompanied by (A) a written certificate signed by the Borrower's chief financial officer or corporate controller to the effect that (i) no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same, (ii) the representations and warranties contained in Section 5 hereof are true and correct in all material respects as though made on the date of such certificate (other than those made solely as of an earlier date, which need only remain true as of such date), taking into account any amendments to such Section (including without limitation any amendments to the Schedules referenced therein) made after the date of this Agreement in accordance with its provisions and except as otherwise described therein, and
(B) a Compliance Certificate in the form of Exhibit H hereto showing the Borrower's compliance with the covenants set forth in Sections 7.9, 7.11 and 7.13-7.17 hereof.

     (c) The Borrower will promptly (and in any event within three Business Days after an officer of the Borrower has knowledge thereof) give notice to the Administrative Agent and each Bank:

          (i)  of the occurrence of any Default or Event of Default;

          (ii) of any default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries that could reasonably be expected to have a material adverse effect on the business, operations, property or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole;

          (iii) of a material adverse change in the business, operations, Property or financial or other condition of the Borrower and its Subsidiaries taken as a whole;

          (iv) of any litigation or governmental proceeding of the type described in Section 5.5 hereof; and

          (v) of any change in the information set forth on the Schedules hereto.

     Section 7.7. Bank Inspection Rights. Upon reasonable notice from any Bank, the Borrower will, prior to the occurrence and continuance of any Default or Event of Default, at such Bank's expense and at any time a Default or Event of Default has occurred and is continuing, at the Borrower's expense, permit such Bank (and such Persons as any Bank may designate) during normal business hours to visit and inspect, under the Borrower's guidance, any of the properties of the Borrower or any of its Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and with their independent public accountants (and by this provision the Borrower authorizes such accountants to discuss with the Banks (and such Persons as any Bank may designate) the finances and affairs of the Borrower and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested; provided, however, that except upon the occurrence and during the continuation of any Default or Event of Default, not more than one such set of visits and inspections may be conducted each calendar quarter.

     Section 7.8. Conduct of Business. Neither the Borrower nor any Subsidiary will engage in any line of business if, as a result, the general nature of the business of the Borrower or the Borrower and its Subsidiaries taken as a whole would be substantially changed from that conducted on the date hereof.

     Section 7.9. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, permit to exist or to be incurred any Lien of any kind on any Property owned by the Borrower or any Subsidiary; provided, however, that this Section 7.9 shall not apply to nor operate to prevent:

          (a) Liens arising by operation of law in connection with worker's compensation, unemployment insurance, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits, pledges or Liens in connection with bids, tenders, contracts or leases to which the Borrower or any Subsidiary is a party (other than contracts for borrowed money), or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Borrower;

          (b) mechanics', workmen's, materialmen's, landlords', carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) securing obligations not due or, if due, being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Borrower;

          (c) Liens for taxes or assessments or other government charges or levies on the Borrower or any Subsidiary of the Borrower or their respective Properties, not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Borrower;

          (d) Liens arising out of judgments or awards against the Borrower or any Subsidiary of the Borrower, or in connection with surety or appeal bonds in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or with respect to which the Borrower or such Subsidiary shall be prosecuting an appeal or proceeding for review, and with respect to which it shall have obtained a stay of execution pending such appeal or proceeding for review; provided that the aggregate amount of liabilities (including interest and penalties, if any) of the Borrower and its Subsidiaries secured by such Liens shall not exceed $2,500,000 at any one time outstanding;

          (e) Liens upon any Property acquired by the Borrower or any Subsidiary of the Borrower to secure any Indebtedness of the Borrower or any Subsidiary incurred at the time of the acquisition of such Property to finance the purchase price of such Property, or Liens upon property resulting from the sale by the Borrower or any Subsidiary of Property and the leasing of the same or similar property from the purchaser thereof (or a subsequent purchaser or lessee), provided that any such Lien shall apply only to the Property that was so acquired or sold and leased back and the aggregate principal amount of Indebtedness secured by such Liens shall not exceed $15,000,000 at any time outstanding;

          (f) Survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties which are necessary for the conduct of the activities of the Borrower and any Subsidiary of the Borrower or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Borrower or any Subsidiary of the Borrower;

          (g)  Liens listed on Schedule 7.9 hereto;

          (h) Liens securing Indebtedness of a Subsidiary of the Borrower incurred in connection with the acquisition or construction of Property of such Subsidiary provided that such Lien is limited to the Property being financed by such Indebtedness and any revenues of such Subsidiary directly attributable to such Property and provided further that the Indebtedness secured by such Lien is non-recourse to the Borrower and its Subsidiaries; and

          (i) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing paragraphs (a) through (h), inclusive, provided, however, that the principal amount of

     Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to the Property which was subject to the Lien so extended, renewed or replaced.

     Section 7.10. Use of Proceeds; Regulation U. The proceeds of each Borrowing, and the credit provided by Letters of Credit, will be used by the Borrower for general corporate purposes. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.9 hereof will be margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

     Section 7.11. Mergers, Consolidations and Sales. The Borrower shall not, nor shall it permit any Subsidiary to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any substantial part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent (i) the Borrower being a party to any merger where the Borrower is the surviving Person if, after giving effect to such merger, no Default or Event of Default would then exist,
(ii) any Subsidiary (a) merging into the Borrower or (b) being a party to any merger which does not involve the Borrower where such Subsidiary is the surviving Person if, after giving effect to such merger, no Default or Event of Default would then exist, (iii) the Viratec/Marcon Acquisition or (iv) the Borrower or any Subsidiary from selling its inventory in the ordinary course of its business. The term "substantial" as used herein shall mean an amount in excess of 5% of the total assets of the Borrower or such Subsidiary (computed based upon the total assets of the Borrower or such Subsidiary set forth in the most recently prepared balance sheet) per year. For purposes of this Section
7.11 the Property of the Borrower and its Subsidiaries shall be valued at the greater of book or fair market value of such Property.

     Section 7.12. Use of Property and Facilities; Environmental and Health and Safety Laws. (a) The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with the requirements of all Environmental and Health Laws applicable to or pertaining to the Properties or business operations of the Borrower or any Subsidiary of the Borrower. Without limiting the foregoing, the Borrower will not, and will not permit any Person to, except in accordance with applicable law, dispose of any Hazardous Material into, onto or upon any real property owned or operated by the Borrower or any of its Subsidiaries.

     (b) The Borrower will promptly provide the Banks with copies of any notice or other instrument of the type described in Section 5.11(c) hereof, and in no event later than five (5) Business Days after an officer of the Borrower receives such notice or instrument.

     Section 7.13. Investments, Acquisitions, Loans, Advances and Guaranties. The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof, or Guaranty or become liable as endorser, guarantor, surety or otherwise (such as liability as a general partner) for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person (cumulatively, all of the foregoing, being "Investments"); provided, however, that the foregoing provisions shall not apply to nor operate to prevent:

          (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America provided that any such obligation matures within one year from the date it is acquired by the Borrower or Subsidiary;

          (b) investments in commercial paper rated P-1 by Moody's Investors Services, Inc. or A-1 by Standard & Poor's Corporation maturing within one year of its date of issuance;

          (c) investments in certificates of deposit issued by any Bank or any United States commercial bank having capital and surplus of not less than $200,000,000 maturing within one year from the date of issuance thereof or in banker's acceptances endorsed by any Bank or other such commercial bank and maturing within six months of the date of acceptance;

          (d) investments in repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

          (e) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections
     (a), (b), (c) and (d) above;

          (f) ownership of stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary;

          (g) endorsements of negotiable instruments for collection in the ordinary course of business;

          (h) loans and advances to employees in the ordinary course of business for travel, relocation, and similar purposes;

          (i) acquisitions of all or any substantial part of the assets or business of any other Person or division thereof engaged in a line of business directly related to that of the Borrower, or of a majority of the Voting Stock of such a Person, provided that such Person is engaged (or promptly after such acquisition will be engaged) in a line of business directly related to that of the Borrower, and provided, further, that (i) such Person becomes a Subsidiary of the Borrower as a result of such acquisition, (ii) no Default or Event of Default exists or would exist after giving effect to such acquisition,
     (iii) the Board of Directors or other governing body of such Person whose Property, or Voting Stock or other interests in which, are being so acquired has approved the terms of such acquisition, (iv) such acquisition does not exceed $40,000,000 in aggregate purchase price;

          (j) Investments consisting of performance bonds and letters of credit and other similar surety devices obtained to support, or in lieu of, performance bonds, in each case entered into in the ordinary course of its business;

          (k) Investments in Subsidiaries; provided that Investments in WSA, Inc. made after the date hereof shall be limited to (i) conversion of obligations of WSA, Inc. to the Borrower in an amount not to exceed $80,000,000 into equity and subordinated debt, and (ii) loans or advances to WSA, Inc. in an aggregate amount outstanding at any one time not to exceed $35,000,000 not subordinated to any other obligations of WSA, Inc.;

          (l) other Investments in stock or other securities, provided that the aggregate amount of any such Investments at any time outstanding does not exceed $1,000,000; and

          (m)  the Viratec/Marcon Acquisition.

     In determining the amount of investments, acquisitions, loans, advances and guarantees permitted under this Section 7.14, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and guarantees shall be taken at the amount of obligations guaranteed thereby.

     Section 7.14. Restrictions on Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

          (a) Indebtedness of the Borrower which, when in place, will not cause the Borrower to be in violation of Sections 7.15-7.17 hereof;

          (b) Indebtedness of Subsidiaries secured by Liens permitted pursuant to Sections 7.9(e) and 7.9(h) which, when in place, will not cause the Borrower to be in violation of such Sections or of Sections 7.15-7.17 hereof; and

          (c) (i) Debt of Subsidiaries of the Borrower in an aggregate outstanding amount at any time not to exceed $2,500,000 (ii) Indebtedness of Subsidiaries of the Borrower to the Borrower, (iii) Indebtedness of Subsidiaries of the Borrower consisting of any surety bond, or any letter of credit or Guaranty serving the same function as a surety bond, provided that such Indebtedness shall be permitted pursuant to this Section 7.14(c)(iii) only (x) with respect to the portion of such surety bond, letter of credit or Guaranty as to which no demand or unreimbursed drawing has been made, (y) if such surety bond, letter of credit or Guaranty has been provided in the ordinary course of such Subsidiaries' business and (z) if such Indebtedness, when in place, will not cause the Borrower to be in violation of Sections 7.15 - 7.18 hereof and (iv) Indebtedness of Subsidiaries of the Borrower consisting of trade payables not evidenced by a note or similar instrument incurred in the ordinary course of such Person's business, if such Indebtedness, when in place, will not cause the Borrower to be in violation of Sections 7.15 -
     7.18 hereof.

     Section 7.15. Consolidated Net Worth. The Borrower will at all times maintain Consolidated Net Worth of not less than the Minimum Required Amount. For purposes of this section, the "Minimum Required Amount" shall mean $111,000,000 and shall increase as of the first day immediately following each fiscal year of the Borrower ending after the Effective Date, by an amount equal to 50% of the cumulative positive Consolidated Net Income earned each fiscal year commencing and completed after February 28, 1996 (but without subtraction for any negative Consolidated Net Income for any such fiscal year).

     Section 7.16. Leverage Ratio. The Borrower will, as of the last day of each fiscal quarter of the Borrower, maintain a Leverage Ratio of not more than 0.55 to 1.00.

     Section 7.17. Interest Coverage Ratio. The Borrower will as of the last day of each fiscal quarter of the Borrower maintain an Interest Coverage Ratio of not less than 3.00 to 1.00.

     Section 7.18. Dividends and Other Shareholder Distributions. (a) The Borrower shall only declare or pay any dividends or make a distribution of any kind (including by redemption or purchase) on its outstanding capital stock, if no Default or Event of Default exists prior to or would result after giving effect to such action.

     (b) The Borrower shall not permit any Subsidiary to (x) issue a Guaranty or
(y) enter into any agreement or instrument which by its terms restricts the ability of such Subsidiary to (i) declare or pay dividends or make similar distributions, except any such agreement or instrument entered into by WSA, Inc. to obtain performance bonds, letters of credit or other similar surety devices in the ordinary course of its business, (ii) repay principal of, or pay any interest on, any Indebtedness owed to the Borrower or any Subsidiary, except for limitations on the repayment of subordinated indebtedness of WSA, Inc. described in Section 7.13(k)(i), (iii) make payments of royalties, licensing fees and similar amounts to the Borrower or any other subsidiary, except any such agreements or instruments entered into by WSA, Inc. to obtain performance bonds, letters of credit or other similar surety devices in the ordinary course of its business, (iv) make loans or advances to the Borrower or any other subsidiary, except any such agreement or instrument entered into by WSA, Inc. to obtain performance bonds, letters of credit or other similar surety devices in the ordinary course of its business or (v) permit the Borrower to engage in consolidated cash management consistent with its current practices.

     Section 7.19. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any material transaction or arrangement (where "material" means material for the Borrower and its Subsidiaries taken as a whole) with any Affiliate of such Person (other than the Borrower or any of its Subsidiaries), including without limitation, the purchase from, sale to or exchange of Property with, any merger or consolidation with or into, or the rendering of any service by or for, any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

     Section 7.20. Compliance with Laws. Without limiting any of the other covenants of the Borrower in this Section Seven, the Borrower will, and will cause each of its Subsidiaries to, conduct its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities; provided, however, that neither the Borrower nor any Subsidiary of the Borrower shall be required to comply with any such law, regulation, ordinance or order if the failure to comply therewith could not reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of the Borrower or the Borrower and its Subsidiaries taken as a whole.

Section 8.  Events of Default and Remedies.

     Section 8.1. Events of Default. Any one or more of the following shall constitute an Event of Default:

          (a) default in the payment when due of the principal amount of any Loan or of any Reimbursement Obligation or in the payment when due of fees, interest or of any other Obligation;

          (b) default by the Borrower or any Subsidiary in the observance or performance of any covenant set forth in Section 7.1 (with respect to the Borrower), 7.6(c), 7.9 through 7.11, or 7.13 through 7.18 hereof;

          (c) default by the Borrower or any Subsidiary in the observance or performance of any provision hereof or of any other Credit Document not mentioned in (a) or (b) above, which is not remedied within thirty (30) days after notice thereof shall have been given to the Borrower by the Agent;

          (d) (i) failure to pay when due Indebtedness (x) outstanding under that certain Note Agreement dated as of June 1, 1988 by and between the Borrower and Teachers Insurance and Annuity Association of America, as the same may be amended, restated or modified from time to time (the "Note Agreement") or (y) in an aggregate principal amount of $5,000,000 or more of the Borrower or any Subsidiary or (ii) default shall occur under (x) the Note Agreement or (y) one or more indentures, agreements or other instruments under which any Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount of $5,000,000 or more may be issued or created and such default shall continue for a period of time sufficient to permit the holder or beneficiary of such Indebtedness or a trustee therefor to cause the acceleration of the maturity of any such Indebtedness or any mandatory unscheduled prepayment, purchase or funding thereof;

          (e) any material representation or warranty made herein or in any other Credit Document by the Borrower or any Subsidiary, or in any statement or certificate furnished pursuant hereto or pursuant to any other Credit Document by the Borrower or any Subsidiary, or in connection with any Credit Document, proves untrue in any material respect as of the date of the issuance or making, or deemed making or issuance, thereof;

          (f) the Borrower or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, or any analogous action is taken under any other applicable law relating to bankruptcy or insolvency, (ii) fail to pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action (such as the passage by the Borrower's board of directors of a resolution) in furtherance of any matter described in parts (i)-(v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 8.1(g) hereof;

          (g) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Subsidiary or any substantial part of any of their Property, or a proceeding described in
     Section 8.1(f)(v) shall be instituted against the Borrower or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days;

          (h) the Borrower or any Subsidiary shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution thereon;

          (i) the Borrower or any other member of the Controlled Group shall fail to pay when due an amount or amounts which it shall have become liable to pay to the PBGC or to a Plan or a Multiemployer Plan under Title IV of ERISA in excess of $200,000; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $200,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Borrower or any Subsidiary or any other member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any other member of the Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

          (j) the Borrower or any Subsidiary, or any Person acting on behalf of the Borrower or a Subsidiary, or any governmental authority challenges the validity of any Credit Document or the Borrower's or a Subsidiary's obligations thereunder or any Credit Document ceases to be in full force and effect or is modified other than in accordance with the terms thereof and hereof;

          (k)  a Change of Control Event shall have occurred; or

          (l) the Obligations shall cease to rank at least pari passu in right of payment with all other senior unsecured obligations of the Borrower.

     Section 8.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in subsections (f) or (g) of Section 8.1 hereof with respect to the Borrower has occurred and is continuing, the Administrative Agent shall, by written notice to the Borrower, if so directed by the Required Banks:
(a) terminate the remaining Commitments and all other obligations of the Banks hereunder on the date stated in such notice (which may be the date thereof); (b) declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind; and (c) demand that the Borrower immediately pay to the Administrative Agent, subject to Section 8.4, the full amount of the L/C Obligations, and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Banks would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Administrative Agent, for the benefit of the Banks, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Administrative Agent, after giving notice to the Borrower pursuant to Section 8.1(c) or this Section 8.2, shall also promptly send a copy of such notice to the other Banks, but the failure to do so shall not impair or annul the effect of such notice.

     Section 8.3. Bankruptcy Defaults. When any Event of Default described in subsections (f) or (g) of Section 8.1 hereof has occurred and is continuing with respect to the Borrower, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrower shall immediately pay to the Administrative Agent, subject to Section 8.4, the full amount of the L/C Obligations, the

Borrower acknowledging that the Banks would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Banks, and the Administrative Agent on their behalf, shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

     Section 8.4. Collateral for Undrawn Letters of Credit. (a) If the payment or prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required hereunder, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in subsection (b) below.

     (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Administrative Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Account") as security for, and for application by the Administrative Agent to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the Issuing Agent, and to the payment of the unpaid balance of any Loans and all other Obligations. The Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Agents, the Issuing Agent and the Banks. The Administrative Agent shall invest funds held in the Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Administrative Agent is irrevocably authorized to sell investments held in the Account when and as required to make payments out of the Account for application to amounts due and owing from the Borrower to the Agents, the Issuing Agent or Banks; provided, however, that if (i) the Borrower shall have made payment of all of the Obligations, (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, and
(iii) no Letters of Credit, Commitments, Loans or other Obligations remain outstanding hereunder, then the Administrative Agent shall repay to the Borrower any remaining amounts held in the Account.

     Section 8.5. Expenses. The Borrower agrees to pay to the Agents, the Issuing Agent and each Bank, and any other holder of any Note outstanding hereunder, all costs and expenses incurred or paid by the Agents, the Issuing Agent or such Bank or any such holder, including attorneys' fees and court costs, in connection with the enforcement of any of the Credit Documents.

Section 9.  Change in Circumstances.

     Section 9.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time after the date hereof any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Bank to make or continue to maintain Eurocurrency Loans or to perform its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Borrower and such Bank's obligations to make or maintain Eurocurrency Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain Eurocurrency Loans. To the extent such change makes it unlawful for such Bank to maintain outstanding Eurocurrency Loans to the end of the then applicable Interest Period therefor, the Borrower shall prepay on demand the outstanding principal amount of any such affected Eurocurrency Loans, together with all interest accrued thereon at a rate per annum equal to the interest rate applicable to such Loan; provided, however, that the Borrower may then elect to borrow the principal amount of the affected Eurocurrency Loans from such Bank by means of Base Rate Loans from such Bank, which Base Rate Loans shall not be made ratably by the Banks but only from such affected Bank.

     Section 9.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurocurrency Loans:

          (a) the Administrative Agent determines that deposits in U.S. Dollars or the applicable Alternative Currency (in the applicable amounts) are not generally being offered in the eurocurrency interbank market for such Interest Period, or that by reason of circumstances affecting the interbank eurocurrency market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

          (b) Banks having 50% or more of the aggregate amount of the Revolving Credit Commitments reasonably determine and so advise the Administrative Agent that LIBOR will not adequately and fairly reflect the cost to such Banks or Bank of funding their or its Eurocurrency Loans or Loan for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks or of the relevant Bank to make Eurocurrency Loans in the currency so affected shall be suspended.

     Section 9.3. Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law but, if not having the force of law, compliance with which is customary in the relevant jurisdiction) of any such authority, central bank or comparable agency:

          (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make Fixed Rate Loans, issue a Letter of Credit, or to participate therein, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Fixed Rate Loans, Letter(s) of Credit, or participations therein or any other amounts due under this Agreement in respect of its Fixed Rate Loans, Letter(s) of Credit, or participations therein, any Reimbursement Obligations owed to it, or its obligation to make Fixed Rate Loans, issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income or profits of such Bank or its Lending Office imposed by the jurisdiction in which such Bank or its Lending Office is incorporated or located in which such Bank's principal executive office or Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurocurrency Loans any such requirement included in an applicable Eurocurrency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the interbank market any other condition affecting its Fixed Rate Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make Fixed Rate Loans, to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Fixed Rate Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall be obligated to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Notwithstanding the foregoing, the Borrower shall not be obligated to pay any such additional amounts attributable to the period (the "Excluded Period") ending thirty (30) days prior to the date the Borrower receives from such Bank written notice of the law, rule, regulation, interpretation, directive or request by reason of which such additional amounts are payable, except to the extent such additional amounts accrued during the Excluded Period due to the retroactive application of such law, order, regulation, directive, change or request, in which case the limitation set forth in this sentence shall not apply.

     (b) If on or after the date hereof, any Bank or the Administrative Agent shall have determined that the adoption after the Effective Date of any applicable law, rule or regulation regarding capital adequacy, or any change therein after the Effective Date (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change after the Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy made after the Effective Date (whether or not having the force of law but, if not having the force of law, compliance with which is customary in the applicable jurisdiction) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. Notwithstanding the foregoing, the Borrower shall not be obligated to pay any such additional amounts attributable to the period (the "Excluded Period") ending thirty (30) days prior to the date the Borrower receives from such Bank written notice of the law, rule, regulation, interpretation, directive or request by reason of which such additional amounts are payable, except to the extent such additional amounts accrued during the Excluded Period due to the retroactive application of such law, order, regulation, directive, change or request, in which case the limitation set forth in this sentence shall not apply.

     (c) Each Bank that determines to seek compensation under this Section 9.3 shall notify the Borrower and the Administrative Agent of the circumstances that entitle the Bank to such compensation pursuant to this Section 9.3 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 9.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     Section 9.4. Lending Offices. Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof or in the assignment agreement which any assignee bank executes pursuant to Section 11.12 hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent.

     Section 9.5. Discretion of Bank as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations under Section 2.17 hereof shall be made as if each Bank had actually funded and maintained each Eurocurrency Loan and Eurodollar Bid Loan through the purchase of deposits of U.S. Dollars or the applicable Alternative Currency in the eurocurrency interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

     Section 9.6. Substitution of Bank. If (i) the obligation of any Bank to make Eurocurrency Loans has been suspended pursuant to Section 9.1, (ii) any Bank has demanded compensation or given notice of its intention to demand compensation under Section 9.3, or (iii) the Borrower is required to pay any additional amount to any Bank pursuant to Section 11.1, and in any such case the Required Banks are not in the same situation as such Bank, the Borrower shall have the right to require such Bank to assign its entire, but not less than its entire, Revolving Credit Commitment to another Person or Persons (which may be one or more of the Banks already party hereto) willing to assume such Revolving Credit Commitment pursuant to Section 11.12. The recordation fee referred to in Section 11.12 shall not be applicable to assignments effected pursuant to this Section 9.6. All Obligations and any other amount owing to such Bank under the Credit Documents shall be paid in full at the time of any such assignment.

Section 10.   The Agents.

     Section 10.1. Appointment and Authorization of Administrative Agent. Each Bank hereby appoints ABN AMRO Bank N.V. as the Administrative Agent under the Credit Documents and hereby authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The relationship between the Administrative Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any other Credit Document shall be construed to constitute the Administrative Agent as a trustee of fiduciary for any Bank or the Borrower.

     Section 10.2. Administrative Agent and its Affiliates. The Administrative Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Administrative Agent under the Credit Documents.

     Section 10.3. Action by Administrative Agent. If the Administrative Agent receives from the Borrower a written notice of an Event of Default pursuant to
Section 7.6(c)(i) hereof, the Administrative Agent shall promptly give each of the Banks written notice thereof. The obligations of the Administrative Agent under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 8.2 and 8.5. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it shall be first indemnified to its reasonable satisfaction by the Banks against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Bank or the Borrower. In all cases in which this Agreement and the other Credit Documents do not require the Administrative Agent to take certain actions, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder and thereunder.

     Section 10.4. Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 10.5. Liability of Administrative Agent; Credit Decision. Neither the Administrative Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with the Credit Documents (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any other party contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in Section 6 hereof, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Credit Document or of any other documents or writing furnished in connection with any Credit Document; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, the Borrower, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by it under the Credit Documents. The Administrative Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent. Each Bank acknowledges that it has independently and without reliance on the Administrative Agent or any other Bank, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Credit Documents. It shall be the responsibility of each Bank to keep itself informed as to the creditworthiness of the Borrower and any other relevant Person, and the Administrative Agent shall have no liability to any Bank with respect thereto.

     Section 10.6. Indemnity. The Banks shall ratably, in accordance with their respective Percentages, indemnify and hold the Administrative Agent, and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Banks under this Section
10.6 shall survive termination of this Agreement.

     Section 10.7. Resignation of Administrative Agent and Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation of the Administrative Agent, the Required Banks shall have the right to appoint a successor Administrative Agent with the consent of the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Banks with the consent of the Borrower, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks with the consent of the Borrower, appoint a successor Administrative Agent, which shall be any Bank hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent under the Credit Documents, and the retiring Administrative Agent shall be discharged from its duties and obligations thereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 and all protective provisions of the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent. If the Co-Agent resigns, it shall not be replaced.

Section 11.   Miscellaneous.

     Section 11.1. Withholding Taxes. (a) Payments Free of Withholding. Subject to the obligation of each Bank that is not a United States Person to submit forms concerning its exemption from United States withholding taxes pursuant to
Section 11.1(b) hereof, each payment by the Borrower under this Agreement or the other Credit Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient). If any such withholding is so required, the Borrower shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Bank and the Administrative Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Bank or the Administrative Agent (as the case may be) would have received had such withholding not been made. If the Administrative Agent or any Bank pays any amount in respect of any such taxes, penalties or interest the Borrower shall reimburse the Administrative Agent or that Bank for that payment on demand in the currency in which such payment was made. If the Borrower pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Bank or Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment. If any Bank or the Administrative Agent determines it has received or been granted a credit against or relief or remission for, or repayment of, any taxes paid or payable by it because of any taxes, penalties or interest paid by the Borrower and evidenced by such a tax receipt, such Bank or Administrative Agent shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Bank or Administrative Agent reasonably determines is attributable to such deduction or withholding and which will leave such Bank or Administrative Agent (after such payment) in no better or worse position than it would have been in if the Borrower had not been required to make such deduction or withholding. Except as provided in Section 11.1(b), nothing in this Agreement shall interfere with the right of each Bank and the Administrative Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Bank or the Administrative Agent to disclose any information relating to its tax affairs or any computations in connection with such taxes.

     (b) U.S. Withholding Tax Exemptions. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent on or before (i) in the case of Banks party to this Agreement as of the date hereof, the earlier of the date the initial Borrowing is made hereunder and thirty (30) days after the date hereof, and (ii) in the case of a Bank that subsequently becomes a party hereto, the effective date of the applicable assignment or amendment, two duly completed and signed copies of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Bank, including fees, pursuant to the Credit Documents and the Loans) or Form 4224 (relating to all amounts to be received by such Bank, including fees, pursuant to the Credit Documents and the Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each Bank shall submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Borrower in a written notice, directly or through the Administrative Agent, to such Bank and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to the Credit Documents or the Loans.

     (c) Inability of Bank to Submit Forms. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or Administrative Agent any form or certificate that such Bank is obligated to submit pursuant to subsection (b) of this Section 11.1. or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Bank shall promptly notify the Borrower and Administrative Agent of such fact and the Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

     Section 11.2. No Waiver of Rights. No delay or failure on the part of the Administrative Agent or any Bank or on the part of the holder or holders of any
Note in the exercise of any power or right under any Credit Document shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right, and the rights and remedies hereunder of the Administrative Agent, the Banks and the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

     Section 11.3. Non-Business Day. Subject to the definition of Interest Period, if any payment of principal or interest on any Loan or of any other Obligation shall fall due on a day which is not a Business Day, such payment shall be due on the following Business Day and interest or fees (as applicable) at the rate, if any, such Loan or other Obligation bears for the period prior to maturity shall continue to accrue on such Obligation from the stated due date thereof to and including the next succeeding Business Day.

     Section 11.4. Documentary Taxes. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable in respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

     Section 11.5. Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

     Section 11.6. Survival of Indemnities. All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Loans, including, but not limited to, Section 2.17, Section 9.3 and Section 11.15 hereof, shall survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations.

     Section 11.7. Set-Off. (a) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Bank and each subsequent holder of any Note is, upon the acceleration of the Obligations pursuant to
Section 8.2 or 8.3 hereof, hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person in the case of an Event of Default described in subsection (f) or (g) of Section 8.1 hereof with respect to the Borrower, any such notice being hereby expressly waived, and with notice to the Borrower in the case of any other Event of Default, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, and in whatever currency denominated) and any other Indebtedness at any time held or owing by that Bank or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of the obligations and liabilities of the Borrower to that Bank or that subsequent holder under the Credit Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Credit Documents, irrespective of whether or not
(a) that Bank or that subsequent holder shall have made any demand hereunder or
(b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

     (b) Each Bank agrees with each other Bank a party hereto that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise, on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such obligations then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Banks (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section 11.7(b), amounts owed to or recovered by, the Administrative Agent in connection with Reimbursement Obligations in which Banks have been required to fund their participation shall be treated as amounts owed to or recovered by the Administrative Agent as a Bank hereunder.

     Section 11.8. Notices. Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including telecopy or other electronic communication) and shall be given to a party hereunder at its address or telecopier number set forth below or such other address or telecopier number as such party may hereafter specify by notice to the Administrative Agent and the Borrower, given by courier, by United States certified or registered mail, or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents to the Banks shall be addressed to their respective addresses, telecopier or telephone numbers set forth on the signature pages hereof or in the assignment agreement which any assignee bank executes pursuant to Section 11.12 hereof, and to the Borrower and to the Administrative Agent to:

          If to the Borrower:

          Apogee Enterprises, Inc.
          7900 Xerxes Avenue South
          Suite 1800
          Minneapolis, Minnesota  55431-1159
          Attention:  Mr. Terry L. Hall, Vice President-Finance
          Telecopy:
          Telephone:

          If to the Administrative Agent:

          Agency Services
          335 Madison Avenue
          New York, New York 10017
          Attention:  Linda Boardman
          Telecopy:  (212) 682-0364
          Telephone:  (212) 370-8509

     Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 11.8 or on the signature pages hereof and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by courier, when delivered, (iii) if given by mail, three business days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or (iv) if given by any other means, when delivered at the addresses specified in this Section 11.8; provided that any notice given pursuant to Section 2 hereof shall be effective only upon receipt.

     Section 11.9. Counterparts. This Agreement may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.


     Section 11.10. Successors and Assigns. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note. The Borrower may not assign any of its rights or obligations under any Credit Document without the written consent of all of the Banks.

     Section 11.11. Participants and Note Assignees. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made, Revolving Credit Commitments held and/or participations in Letters of Credit, by such Bank at any time and from time to time, and to assign its rights under such Loans or the Note evidencing such Loans to a federal reserve bank; provided that (i) no such participation or assignment shall relieve any Bank of any of its obligations under this Agreement, (ii) no such assignee or participant shall have any rights under this Agreement except as provided in this Section 11.11, and (iii) the Administrative Agent shall have no obligation or responsibility to such participant or assignee, except that nothing herein is intended to affect the rights of a Federal Reserve Bank to enforce the Note assigned. Any party to which such a participation or assignment has been granted shall have the benefits of Section 2.17 and Section 9.3, but shall not be entitled to receive any greater payment under either such Section than the Bank granting such participation would have been entitled to receive in connection with the rights transferred. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement that would (A) increase any Revolving Credit Commitment of such Bank if such increase would also increase the participant's obligations, (B) forgive any amount of or postpone the date for payment of any principal of or interest on any Loan or of any fee payable hereunder in which such participant has an interest or (C) reduce the stated rate at which interest or fees in which such participant has an interest accrue hereunder.

     Section 11.12. Assignment of Commitments by Banks. Each Bank shall have the right at any time, with the written consent of the Borrower, Issuing Agent and Administrative Agent

(which consent shall not be unreasonably withheld or delayed), to assign all or any part of its Revolving Credit Commitment (including the same percentage of its Note, outstanding Loans and participations in Letters of Credit) to one or more other Persons; provided that such assignment is in an amount of at least $10,000,000 or the entire Revolving Credit Commitment of such Bank, and if such assignment is not for such Bank's entire Revolving Credit Commitment then such Bank's Revolving Credit Commitment after giving effect to such assignment shall not be less than $10,000,000; and provided further that neither the consent of the Borrower, the Issuing Agent nor of the Administrative Agent shall be required for any Bank to assign all of its Revolving Credit Commitment to any Affiliate of the assigning Bank. Each such assignment shall set forth the assignee's address for notices to be given under Section 11.8 hereof hereunder and its designated Lending Office pursuant to Section 9.4 hereof. Upon any such assignment, delivery to the Administrative Agent and the Borrower of an executed copy of such assignment agreement and the forms referred to in Section 11.1 hereof, if applicable, and the payment of a $3,000 recordation fee to the Administrative Agent, the assignee shall become a Bank hereunder, all Loans, participations in Letters of Credit and the Revolving Credit Commitment it thereby holds shall be governed by all the terms and conditions hereof and the Bank granting such assignment shall have its Revolving Credit Commitment, and its obligations and rights in connection therewith, reduced by the amount of such assignment.

     Section 11.13. Amendments. Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Banks, and (c) if the rights or duties of the Administrative Agent or the Issuing Agent are affected thereby, the Administrative Agent or the Issuing Agent, as appropriate; provided that:


          (i) no amendment or waiver pursuant to this Section 11.13 shall (A) increase or extend the term of any Commitment of any Bank without the consent of such Bank or (B) reduce the amount of or postpone any fixed date for payment of any principal of or interest on any Loan or Reimbursement Obligation or of any fee payable hereunder without the written consent of each Bank; and

          (ii) no amendment or waiver pursuant to this Section 11.13 shall, unless signed by each Bank, change this Section 11.13, or the definition of Required Banks, or affect the number of Banks required to take any action under the Credit Documents.

     Section 11.14. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

     Section 11.15. Legal Fees, Other Costs and Indemnification. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation and negotiation of the Credit Documents, including without limitation, the reasonable fees and disbursements of Chapman and Cutler, counsel to the Administrative Agent, in connection with the preparation and execution of the Credit Documents, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated. The Borrower further agrees to indemnify each Bank, the Issuing Agent, the Agents, and their respective directors, agents, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto) which any of them may incur or reasonably pay arising out of or relating to any Credit Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit (including, without limitation, the application of such proceeds to an acquisition), other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The Borrower, upon demand by the Issuing Agent, the Administrative Agent or a Bank at any time, shall reimburse the Issuing Agent, the Administrative Agent or Bank for any reasonable legal or other expenses (including allocable fees and expenses of in-house counsel) incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified.

     Section 11.16. Currency. Each reference in this Agreement to U.S. Dollars or to an Alternative Currency (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligation of the Borrower in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Person entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such Person receives such payment. If the amount of the relevant currency so purchased is less than the sum originally due to such Person in the relevant currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against such loss, and if the amount of the specified currency so purchased exceeds the sum of (a) the amount originally due to the relevant Person in the specified currency plus (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Person under
Section 11.7(b) hereof, such Person agrees to remit such excess to the Borrower.


     Section 11.17. Entire Agreement. The Credit Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded thereby.

     Section 11.18. Construction. The parties hereto acknowledge and agree that neither this Agreement nor the other Credit Documents shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of this Agreement and the other Credit Documents.

     Section 11.19. Governing Law. This Agreement and the other Credit Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of New York.

     Section 11.20. Submission to Jurisdiction; Waiver of Jury Trial. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in the County of New York for purposes of all legal proceedings arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Borrower hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to any Credit Document or the transactions contemplated thereby.

     In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.


                           Apogee Enterprises, Inc.


                           By: /s/ Terry L. Hall
                              -----------------------------------------------
                              Name: Terry L. Hall
                                   ------------------------------------------
                              Its: Vice President & Chief Financial Officer
                                  -------------------------------------------


                           ABN AMRO Bank N.V., as Administrative
                            Agent and as Issuing Agent


                           By:  ABN AMRO North America, Inc.
                                its agent


                           By: /s/ Ricardo Larrabure
                              -----------------------------------------------
                              Name: Ricardo Larrabure
                              Title: Senior Vice President and
                                     Managing Director

                           By: /s/ Jozef A.C. Henriquez
                              -----------------------------------------------
                              Name: Jozef A.C. Henriquez
                              Title:   Assistant Vice President

Address and Amount of
Commitments:

Address:

135 South LaSalle Street                 ABN AMRO Bank N.V., Chicago Branch, in
Chicago, Illinois  60674-9135             its individual capacity as a Bank
Attention:  Jozef A.C. Henriquez
Telephone:  (312) 904-2611               By: ABN AMRO North America, Inc.
Telecopy:  (312) 606-8425                    its agent

Commitment:  $30,000,000                 By: /s/ Ricardo Larrabure
                                            ----------------------------------
                                           Name: Ricardo Larrabure
                                           Title: Senior Vice President and
                                                  Managing Director


                                         By: /s/ Jozef A.C. Henriquez
                                            ----------------------------------
                                           Name: Jozef A.C. Henriquez
                                           Title:   Assistant Vice President
Lending Offices:

Base Rate Loans:

135 South LaSalle Street
Chicago, Illinois  60674-9135
Attention:  Loan Administration
Telephone: (312) 904-2961
Telecopy:  (312) 606-8435

Eurocurrency Loans:

135 South LaSalle Street
Chicago, Illinois  60674-9135
Attention:  Loan Administration
Telephone: (312) 904-2961
Telecopy:  (312) 606-8435

Address and Amount of
Commitments:

Address:

First Bank Place                         First Bank National Association
601 Second Avenue South
Minneapolis, Minnesota  55402-4302
Attention:  Kurt D. Egertson, MPFP 0907  By: /s/ Kurt D. Egertson
Telephone:  (612) 973-0514                  ----------------------------------
Telecopy:   (612) 973-0822                   Name:  Kurt D. Egertson
                                             Title:  Vice President

Commitment:  $25,000,000

Lending Offices:

Base Rate Loans:

First Bank Place
601 Second Avenue South
Minneapolis, Minnesota  55402-4302
Attention:  Patricia A. Eells, MPFP 0907
Telephone: (612) 973-0505
Telecopy:  (612) 973-0822

Eurocurrency Loans:

First Bank Place
601 Second Avenue South
Minneapolis, Minnesota  55402-4302
Attention:  Patricia A. Eells, MPFP 0907
Telephone: (612) 973-0505
Telecopy:  (612) 973-0822

Address and Amount of
Commitments:

Address:

611 Woodward Avenue                      NBD Bank
Detroit, Michigan  48226
Attention:  M. Mullins
Telephone: (313) 225-2873                By: /s/ Marguerite C. Mullins
Telecopy:  (313) 225-1212                   ---------------------------------
                                            Name:  Marguerite C. Mullins
                                            Title:  Second Vice President
Commitment:  $22,000,000

Lending Offices:

Base Rate Loans:

611 Woodward Avenue
Detroit, Michigan  48226
Attention:  Amal Berry
Telephone: (313) 225-4080
Telecopy:  (313) 225-1212

Eurocurrency Loans:

611 Woodward Avenue
Detroit, Michigan  48226
Attention:  Amal Berry
Telephone: (313) 225-4080
Telecopy:  (313) 225-1212

Address and Amount of
Commitments:

Address:

227 West Monroe Street                   Credit Lyonnais Chicago Branch
Suite 3800
Chicago, Illinois  60606
Attention:  Matthew Kirst                By: /s/ Mary Ann Alemm
Telephone:  (312) 220-7307                  ----------------------------------
Telecopy:   (312) 641-0527                 Name: Mary Ann Alemm
                                           Title: Vice President and Group Head

Commitment:  $15,000,000

Lending Offices:

Base Rate Loans:

227 West Monroe Street
Suite 3800
Chicago, Illinois  60606
Attention:  Matthew Kirst
Telephone: (312) 220-7307
Telecopy:  (312) 641-0527

Eurocurrency Loans:

227 West Monroe Street
Suite 3800
Chicago, Illinois  60606
Attention:  Matthew Kirst
Telephone: (312) 220-7307
Telecopy:  (312) 641-0527

Address and Amount of
Commitments:

Address:

111 West Monroe Street                   Harris Trust and Savings Bank
Chicago, Illinois  60603
Attention:  Catherine Ciolek
Telephone: (312) 461-7009                By: /s/ Catherine C. Ciolek
Telecopy:  (312) 461-2591                   ----------------------------------
                                           Name:  Catherine C. Ciolek
                                           Title:  Vice President
Commitment:  $12,500,000

Lending Offices:

Base Rate Loans:

111 West Monroe Street
Chicago, Illinois  60603
Attention:  Carrie Reyno
Telephone: (312) 461-3321
Telecopy:  (312) 461-2591

Eurocurrency Loans:

111 West Monroe Street
Chicago, Illinois  60603
Attention:  Carrie Reyno
Telephone: (312) 461-3321
Telecopy:  (312) 461-2591

Address and Amount of
Commitments:

Address:

One Wall Street, 19th Floor              The Bank of New York
New York, New York  10286
Attention:  Richard A. Raffetto
Telephone: (212) 635-8044                By: /s/ Richard A. Raffetto
Telecopy:  (212) 635-1208                   ----------------------------------
                                           Name:  Richard A. Raffetto
                                           Title:  Assistant Vice President
Commitment: $12,500,000

Lending Offices:

Base Rate Loans:

One Wall Street, 19th Floor
New York, New York  10286
Attention:  Yvonne Forbes
Telephone: (212) 635-6691
Telecopy:  (212) 635-7923

Eurocurrency Loans:

One Wall Street, 19th Floor
New York, New York  10286
Attention:  Yvonne Forbes
Telephone: (212) 635-6691
Telecopy:  (212) 635-7923

Address and Amount of
Commitments:

Address:

Sixth and Marquette                      Norwest Bank Minnesota, National
Minneapolis, Minnesota  55479-0085        Association
Attention:  Alan Thometz
Telephone: (612) 667-6911                By: /s/ Alan Thometz
Telecopy:  (612) 667-4145                   ----------------------------------
                                            Name:  Alan Thometz
                                            Title:  Vice President
Commitment: $12,500,000

Lending Offices:

Base Rate Loans:

Sixth and Marquette
Minneapolis, Minnesota  55479-0085
Attention:  Edna Harder
Telephone: (612) 667-4747
Telecopy:  (612) 667-4145

Eurocurrency Loans:

Sixth and Marquette
Minneapolis, Minnesota  55479-0085
Attention:  Edna Harder
Telephone: (612) 667-4747
Telecopy:  (612) 667-4145

Address and Amount of
Commitments:

Address:

311 S. Wacker Dr., Suite 5800            Commerzbank AG, Chicago Branch
Chicago, Illinois  60606
Attention:  Mr. William Brent Peterson
Telephone: (312) 408-6913                By: /s/ Mark Monson
Telecopy:  (312) 435-1486                   ----------------------------------
                                           Name: Mark Monson
                                           Title: Vice President

Commitment: $12,500,000
                                         By: /s/ Roger Todebush
                                            ----------------------------------
Lending Offices:                           Name: Roger Todebush
                                           Title: Assistant Cashier
Base Rate Loans:

311 S. Wacker Dr., Suite 5800
Chicago, Illinois  60606
Attention:  Ms. Gabriela Schmidtchen
Telephone: (212) 266-7345
Telecopy:  (212) 266-7593

Eurocurrency Loans:

Commerzbank AG, Grand Cayman Branch
c/o Chicago Branch
311 S. Wacker Dr., Suite 5800
Chicago, Illinois  60606
Attention:  Ms. Gabriela Schmidtchen
Telephone: (212) 266-7345
Telecopy:  (212) 266-7593

Address and Amount of
Commitments:

Address:

115 S. LaSalle Street, Suite 2100        The Bank of Tokyo-Mitsubishi, Limited,
Chicago, Illinois  60603                  Chicago Branch
Attention:  Loan Administration
Telephone: (312) 269-0747
Telecopy:  (312) 263-2555                By: /s/ Jeffrey R. Arnold
                                            ----------------------------------
                                            Name:  Jeffrey R. Arnold
                                            Title:  Vice President
With regard to all correspondence regarding
non-operational matters:

The Bank of Tokyo-Mitsubishi, Limited
90 South Seventh Street
Suite 5100
Minneapolis, Minnesota  55402
Attention:  Peter Kline
Telephone: (612) 333-0505
Telecopy:  (612) 333-3735

Commitment:  $8,000,000

Lending Offices:

Base Rate Loans:

115 S. LaSalle Street, Suite 2100
Chicago, Illinois  60603
Attention:  Loan Administration
Telephone: (312) 269-0747
Telecopy:  (312) 263-2555

Eurocurrency Loans:

115 S. LaSalle Street, Suite 2100
Chicago, Illinois  60603
Attention:  Loan Administration
Telephone: (312) 269-0747
Telecopy:  (312) 263-2555